EXHIBIT B-1(b)

                                                   CONFORMED COPY




                      AMENDED AND RESTATED
                     REIMBURSEMENT AGREEMENT


                              AMONG


                 SYSTEM ENERGY RESOURCES, INC.,

                    THE CHASE MANHATTAN BANK,
                     as Administrating Bank

                 UNION BANK OF CALIFORNIA, N.A.,
                     as Documentation Agent,

               THE BANK OF TOKYO-MITSUBISHI, LTD.,
                       LOS ANGELES BRANCH,
                         as Funding Bank

                   AND THE PARTICIPATING BANKS
                          NAMED HEREIN


                           DATED AS OF


                        DECEMBER 20, 1999








                      CHASE SECURITIES INC.
                  as Arranger and Book Manager

                       TABLE OF CONTENTS



Section                                                      Page

SECTION 1.     Definitions                                      2
SECTION 2.     Reimbursement and Advances                      15
SECTION 3.     Fees                                            22
SECTION 4.     Change in Circumstances; Alternate Rate of
               Interest                                        23
SECTION 5.     Participations                                  25
SECTION 6.     Payments                                        30
SECTION 7.     Issuance of the Letters of Credit; Conditions
               Precedent to Issuance                           31
SECTION 8.     Adjustment of Maximum Drawing Amounts and
               Maximum Available Credit Amounts; Terms of
               Drawing                                         35
SECTION 9.     Obligations Absolute                            35
SECTION 10.    Representations and Warranties                  36
SECTION 11.    Affirmative Covenants                           39
SECTION 12.    Negative Covenants                              42
SECTION 13.    Reimbursement Events of Default; Prepayment
               Events                                          44
SECTION 14.    Amendments and Waivers                          48
SECTION 15.    Notices                                         49
SECTION 16.    No Waiver; Remedies                             49
SECTION 17.    Right of Setoff                                 49
SECTION 18.    Continuing Obligation                           50
SECTION 19.    Extension of Letters of Credit                  50
SECTION 20.    Limited Liability of the Banks                  51
SECTION 21.    Costs, Expenses and Taxes                       51
SECTION 22.    Indemnification                                 52
SECTION 23.    Sales of Participations; Assignments            53
SECTION 24.    Administrating Bank                             54
SECTION 25.    Termination by the Company                      55
SECTION 26.    Termination of Availability Agreement
               Assignment                                      56
SECTION 27.    Severability                                    56
SECTION 28.    Governing Law; Jurisdiction; Consent to
               Service of Process; Waiver of Jury Trial        56
SECTION 29.    Headings                                        57
SECTION 30.    Counterparts                                    57


Exhibit A      Form of Irrevocable Transferable Letter of Credit
               issued to Owner Participants

               Exhibit 1 to Exhibit A
               Exhibit 2 to Exhibit A
               Exhibit 3 to Exhibit A
               Exhibit 4 to Exhibit A
               Exhibit 5 to Exhibit A
               Exhibit 6 to Exhibit A
               Exhibit 7 to Exhibit A

               Schedule I to Exhibit A
               Schedule II to Exhibit A
               Schedule III to Exhibit A

Exhibit B      Form of Notice of Drawing
Exhibit C      Form of Opinion of Thelen Reid & Priest LLP, as
               New York Counsel to the Company
Exhibit D-1    Form of Opinion of Thelen Reid & Priest LLP, as
               New York Counsel to Entergy
Exhibit D-2    Form of Opinion of Ann G. Roy, as Mississippi and
               Louisiana Counsel to Entergy
Exhibit E-1    Form of Opinion of Ann G. Roy, as Mississippi
               Counsel to the Company
Exhibit E-2    Form of Opinion of Friday, Elredge & Clark, as
               Arkansas Counsel to the Company
Exhibit F-1    Form of Opinion of Ann G. Roy, as Mississippi
               Counsel to EMI
Exhibit F-2    Form of Opinion of Friday, Eldredge & Clark,
               Arkansas Counsel to EAI
Exhibit F-3    Form of Opinion of Ann G. Roy, as Louisiana
               Counsel to ELI
Exhibit F-4    Form of Opinion of Ann G. Roy, as Louisiana
               Counsel to ENOI
Exhibit G      Form of Opinion of King & Spalding, as Special
               Counsel to the Administrating Bank and the
               Participating Banks
Exhibit H      Form of Thirty-Third Supplementary Capital Funds
               Agreement and Assignment
Exhibit I      Form of Thirty-Third Assignment of Availability
               Agreement, Consent and Agreement

Schedule 1     Participating Banks' Risk Percentages
Schedule 2 Beneficiaries and Amounts of Letters of Credit to be Issued

Appendix A     Definitions

     AMENDED 1AND RESTATED REIMBURSEMENT AGREEMENT dated as of December 20, 1999, among SYSTEM ENERGY RESOURCES, INC., an Arkansas corporation (the "Company"), THE BANK OF TOKYO-MITSUBISHI, LTD., a foreign banking corporation organized under the laws of Japan acting through its Los Angeles Branch (the "Funding Bank"), UNION BANK OF CALIFORNIA, N.A., as documentation agent (the "Documentation Agent"), THE CHASE MANHATTAN BANK, a New York banking corporation, as administrating bank (the "Administrating Bank") and the banks listed on the signature pages hereof under the heading "Participating Banks" (each, a "Participating Bank" and, collectively, the "Participating Banks").

     WHEREAS the Company entered into two Participation Agreements dated as of December 1, 1988, each among (i) the Company, (ii) Meridian Trust Company and Stephen M. Carta, for themselves and as Owner Trustees (the "Owner Trustee"), (iii) the Original Loan Participants, (iv) the GG1A Funding Corporation, as Funding Corporation, (v) Bankers Trust Company and Stanley Burg, for themselves and as Indenture Trustees (the "Indenture Trustee"), and (vi) each of Public Service Resources Corporation and Lease Management Realty Corporation IV, as applicable, as Owner Participant (each, an "Initial Owner Participant" and, collectively, the "Initial Owner Participants") and each relating to the acquisition of an undivided interest in the Grand Gulf Nuclear Station Unit No. 1 located in Claiborne County, Mississippi ("Unit 1") through a trust for the benefit of each such Initial Owner Participant (each, a "Participation Agreement" and, collectively, the "Participation Agreements"), each of which undivided interest was and continues to be leased to the Company pursuant to a Facility Lease dated as of December 1, 1988, among the Owner Trustee and the Company and for the benefit of each such Initial Owner Participant and its successors, as supplemented by a Lease Supplement dated as of April 1, 1989 and as supplemented by a Lease Supplement dated as of January 1, 1994 (each, a "Facility Lease" and, collectively, the "Facility Leases");

     WHEREAS it was a condition precedent to the obligation of the Owner Trustee to make available, on behalf of the Initial Owner Participants, the Purchase Price of its Undivided Interest in Unit 1 that the predecessor to the Funding Bank issue to each Initial Owner Participant an irrevocable letter of credit substantially in the form of Exhibit A to the Original
Reimbursement Agreement as defined below (collectively, the "Original Letters of Credit") and in connection therewith, the Company, the predecessor to the Funding Bank, the predecessor to the Administrating Bank and certain Participating Banks entered into the Reimbursement Agreement dated as of December 1, 1988 (the "Original Reimbursement Agreement");

     WHEREAS the Original Reimbursement Agreement was amended on January 11, 1991, and on December 17, 1993, and, as so amended, was amended and restated on December 27, 1996 (the "1996 Amended and Restated Reimbursement Agreement");

     WHEREAS the Company, the Administrating Bank, the Funding Bank and the Participating Banks wish to amend and restate the 1996 Amended and Restated Reimbursement Agreement in the manner, on the terms and subject to the conditions set forth in this Agreement;

     WHEREAS the Funding Bank is willing, subject to the terms of this Agreement, to issue to each Owner Participant (as defined in Section 1) a new irrevocable Letter of Credit substantially in the form of Exhibit A hereto (each a "Letter of Credit", and, collectively, the "Letters of Credit").

     NOW, THEREFORE, the Funding Bank, the Administrating Bank, the Participating Banks and the Company hereby agree as follows:

     SECTION 1. Definitions. (a) Capitalized terms used herein and not otherwise defined herein shall have the respective
meanings  assigned thereto in Appendix A hereto.   The  following
terms, as used herein, have the following respective meanings (such meanings to be applicable to both the singular and plural forms of the terms defined):

          "ABR", when used in reference to any drawing under a Letter of Credit or any Advance or Borrowing, refers to whether such drawing, Advance, or the Advances comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

          "ABR Advance" means an Advance in respect of which the Company has selected in accordance with Section 2(e)(i) hereof, or this Agreement otherwise provides for, interest to be computed on the basis of the Alternate Base Rate.

          "Adjusted LIBO Rate" means, with respect to any Eurodollar Rate Advance for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

          "Administrating Bank" has the meaning set forth in the preamble hereto.

          "Advance" means any DLE Initial Advance, DLE Term Advance, EOL Initial Advance or EOL Term Advance, and "Advances" means DLE Initial Advances, DLE Term Advances, EOL Initial Advances and EOL Term Advances collectively.

          "Aggregate     Maximum     Credit     Amount"     means
     $192,946,933.64.

          "Agreement"    means   this   Amended   and    Restated
     Reimbursement Agreement, as the same may from time to time be amended, supplemented or modified.

          "Alternate Base Rate" means, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof, "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by the Administrating Bank as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective on the date such change
     is  announced.   For purposes hereof, "Base CD  Rate"  shall
     mean the sum of (a) the product of (i) the Three-Month Secondary CD Rate and (ii) Statutory Reserve Rate and
     (b) the Assessment Rate. "Three-Month Secondary CD Rate" shall mean, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Administrating Bank from three New York City negotiable certificate of deposit
     dealers  of  recognized standing selected by  it.   "Federal
     Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrating Bank from three Federal funds brokers of recognized standing selected by it. If for any reason the Administrating Bank shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Base CD Rate or the Federal Funds Effective Rate, or both, for any
     reason,   including  the  inability  or   failure   of   the
     Administrating Bank to obtain sufficient quotations in accordance with the terms thereof, the Alternate Base Rate shall be determined without regard to clause (b) or (c), or
     both,   of  the  first  sentence  of  this  definition,   as
     appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate, respectively.

          "Applicable Rate" means, for any day, (a) with respect to any drawing under a Letter of Credit that bears interest at a rate determined by reference to the Adjusted LIBO Rate or any Eurodollar Rate Advance subsequently made by the
     Participating Banks in order to reimburse such drawing (including any Advances resulting from the subsequent Conversion of such Eurodollar Rate Advance), (i) for the period commencing on the date of such drawing (the "Draw Date") to and including the 60th day following the Draw Date, a rate per annum equal to the Adjusted LIBO Rate for the Interest Period in effect plus (x) 1.250% per annum during the Fixed Rate Period and (y) thereafter, if the SEC Approval Date shall have occurred, the Eurodollar Spread set forth below under the caption "Eurodollar Spread", based upon the ratings by Moody's & S&P, respectively, applicable on such date to the Index Debt, (ii) for the period following the 60th day following the Draw Date to and including the 180th day following the Draw Date, the Adjusted LIBO Rate in effect for such Interest Period plus
     (x) 1.250% per annum during the Fixed Rate Period and (y) thereafter, if the SEC Approval Date shall have occurred, the Eurodollar Spread set forth below under the caption "Eurodollar Spread", based upon the ratings by Moody's and S&P, respectively, applicable on such date to the Index Debt plus 0.25% per annum and (iii) for the period following the 180th day following the Draw Date until the date that such Advance is due and payable, the Adjusted LIBO Rate in effect for such Interest Period plus (x) 1.250% per annum during the Fixed Rate Period and (y) thereafter, if the SEC Approval Date shall have occurred, plus the Eurodollar Spread set forth below under the caption "Eurodollar Spread", based upon the ratings by Moody's and S&P, respectively, applicable on such date to the Index Debt plus 1% per annum; and (b) with respect to the Participation Fees payable hereunder, (x) 1.250% per annum during the Fixed Rate Period and (y) thereafter, if the SEC Approval Date shall have occurred, the rate per annum set forth below under the caption "Participation Fee Rate", based upon the ratings by Moody's and S&P, respectively, applicable on such date to the Index Debt:

         Index Debt     Eurodollar Spread    Participation
          Ratings:                             Fee Rate
         Category 1     .625%              .625%
           A3/A-
         Category 2     .750%              .750%
         Baa1/BBB+
         Category 3     1.000%             1.000%
          Baa2/BBB
         Category 4     1.250%             1.250%
         Baa3/BBB-
         Category 5     2.000%             2.000%
          Ba1/BB+
         Category 6     2.500%             2.500%
      Ba2/BB or lower


          For purposes of the foregoing, (i) if either Moody's or S&P shall not have in effect a rating for the Index Debt (other than by reason of the circumstances referred to in the last sentence of this definition), then such rating agency shall be deemed to have established a rating in
     Category 6; (ii) if the ratings established or deemed to have been established by Moody's and S&P for the Index Debt shall fall within different Categories, the Applicable Rate shall be based on the lower of the two ratings; and (iii) if the ratings established or deemed to have been established by Moody's and S&P for the Index Debt shall be changed (other than as a result of a change in the rating system of Moody's or S&P), such change shall be effective as of the date on which it is first announced by the applicable rating agency. Each change in the Applicable Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody's or S&P shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, the Company and the Banks shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Rate shall be determined by reference to the rating most recently in effect prior to such change or cessation.

          "Assessment Rate" means for any date the annual rate (rounded upwards, if necessary, to the next 1/100 of 1%)
     most recently estimated by the Administrating Bank as the then current net annual assessment rate that will be employed in determining amounts payable by the Administrating Bank to the Federal Deposit Insurance
     Corporation  (or  any  successor)  for  insurance  by   such
     Corporation (or such successor) of time deposits made in dollars at the Administrating Bank's domestic offices.

          "Availability   Agreement"   means   the   Availability
     Agreement, dated as of June 21, 1974, among the Company and the Operating Companies, as amended heretofore and as amended from time to time.

          "Availability Agreement Assignment" means the Thirty-Third Assignment of Availability Agreement, Consent and Agreement dated as of December 20, 1999, among the Company, EAI, ELI, EMI, ENOI, and the Administrating Bank, substantially in the form of Exhibit I, and as amended from time to time in accordance with the terms of this Agreement.

          "Bank"  means  the  Funding Bank or  any  Participating
     Bank.

          "Board"  means  the Board of Governors of  the  Federal
     Reserve System of the United States.

          "Borrowing" means a borrowing consisting of Advances of the same Type and Interest Period made on the same date by the Participating Banks, ratably in accordance with their respective Participation Percentages. A Borrowing may be referred to herein as being a "Type" of Borrowing, corresponding to the Type of Advances comprising such Borrowing. For purposes of this Agreement, all Advances made as, or Converted to, the same Type and Interest Period on the same day shall be deemed a single Borrowing until repaid or next Converted.

          "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York, New
     York, or Los Angeles, California, are authorized or required by law to close.

          "Capital Funds Agreement" means the Capital Funds Agreement dated as of June 21, 1974 between the Company and Middle South Utilities, Inc. (the predecessor of Entergy), as amended and supplemented heretofore and from time to time.

          "Closing Date" means December 20, 1999.

          "Code" means the United States Internal Revenue Code of
     1986, as amended, and the applicable regulations thereunder, as the same may be amended from time to time.

          "Collateral Agreements" means the Supplementary Capital
     Funds   Agreement,  the  Availability  Agreement,  and   the
     Availability Agreement Assignment.

          "Company" has the meaning set forth in the preamble hereto.

          "Consolidated Capitalization" means at any time the Consolidated Equity and all Long-Term Debt of the Company and its Subsidiaries.

          "Consolidated Common Equity" means at any time the consolidated common stockholders' equity of the Company and its Subsidiaries, but does not include goodwill.

          "Consolidated   Equity"   means   at   any   time   the
     consolidated common stockholders' equity, preference and preferred stock of the Company and its Subsidiaries, but does not include goodwill.

          "Conversion", "Convert" or "Converted" each refers to a conversion of Advances pursuant to Section 2(f) hereof, including but not limited to any selection of a longer or shorter Interest Period to be applicable to such Advances or any conversion of an Advance as described in
     Section 2(f)(iv) hereof.

          "Date of Drawing" with respect to a Letter of Credit has the meaning set forth in such Letter of Credit.

          "Date of Early Termination" with respect to a Letter of Credit has the meaning set forth in such Letter of Credit.

          "Date of Issuance" with respect to the Letters of Credit means the date on which the Letters of Credit are issued upon request of the Company pursuant to Section 7(a) hereof.

          "Deemed Loss Event" has the meaning assigned to that term in Appendix A to the Participation Agreements.

          "Disclosure Documents" means the following documents, all of which have been furnished to the Banks prior to the Closing Date: (i) the Annual Report on Form 10-K with respect to the Company for the year ended December 31, 1998;
     (ii) the Quarterly Report on Form 10-Q with respect to the Company for the quarter ended September 30, 1999; (iii) the Annual Report on Form 10-K with respect to Entergy and certain of its subsidiaries for the year ended December 31, 1998; (iv) the Quarterly Report on Form 10-Q with respect to Entergy and certain of its subsidiaries for the quarter ended September 30, 1999; and (v) the Current Reports on Form 8-K with respect to Entergy and Entergy Gulf States, Inc. dated January 7, 1999, April 27, 1999, July 23, 1999 and September 9, 1999.

          "DLE Initial Advance" has the meaning assigned to that term in Section 2(c)(iii) hereof, and refers to an ABR Advance or a Eurodollar Rate Advance (each of which shall be a "Type" of DLE Initial Advance). The Type of a DLE Initial Advance may change from time to time when such DLE Initial Advance is Converted. For purposes of this Agreement, all DLE Initial Advances of a Participating Bank (or portions thereof) made as, or Converted to, the same Type and Interest Period on the same day shall be deemed a single DLE Initial Advance by such Participating Bank until repaid or next Converted.

          "DLE Initial Advance Repayment Date" has the meaning assigned to that term in Section 2(b)(iii) hereof.

          "DLE Term Advance" has the meaning assigned to that term in Section 2(c)(iv) hereof, and refers to an ABR Advance or a Eurodollar Rate Advance (each of which shall be a "Type" of DLE Term Advance). The Type of a DLE Term
     Advance may change from time to time when such DLE Term Advance is Converted. For purposes of this Agreement, all DLE Term Advances of a Participating Bank (or portions thereof) made as, or Converted to, the same Type and Interest Period on the same day shall be deemed a single DLE Term Advance by such Participating Bank until repaid or next Converted.

          "Documentation Agent" has the meaning set forth in the preamble hereto.

          "EAI"   means  Entergy  Arkansas,  Inc.,  an   Arkansas
     corporation.

          "ELI"   means  Entergy  Louisiana,  Inc.,  a  Louisiana
     corporation.

          "EMI" means Entergy Mississippi, Inc., a Mississippi corporation.

          "ENOI" means Entergy New Orleans, Inc., a Louisiana corporation.

          "Entergy"   means  Entergy  Corporation,   a   Delaware
     corporation, formerly Middle South Utilities, Inc., and the holder of all shares of the common stock of the Company as of the date hereof.

          "EOL Initial Advance" has the meaning assigned to that term in Section 2(c)(i) hereof, and refers to an ABR Advance or a Eurodollar Rate Advance (each of which shall be a "Type" of EOL Initial Advance). The Type of a EOL Initial Advance may change from time to time when such EOL Initial Advance is Converted. For purposes of this Agreement, all EOL Initial Advances of a Participating Bank (or portions thereof) made as, or Converted to, the same Type and Interest Period on the same day shall be deemed a single EOL Initial Advance by such Participating Bank until repaid or next Converted.

          "EOL Initial Advance Repayment Date" has the meaning assigned to that term in Section 2(b)(ii) hereof.

          "EOL Term Advance" has the meaning assigned to that term in Section 2(c)(ii) hereof, and refers to an ABR Advance or a Eurodollar Rate Advance (each of which shall be a "Type" of EOL Term Advance). The Type of an EOL Term
     Advance may change from time to time when such EOL Term Advance is Converted. For purposes of this Agreement, all EOL Term Advances of a Participating Bank (or portions thereof) made as, or Converted to, the same Type and Interest Period on the same day shall be deemed a single EOL Term Advance by such Participating Bank until repaid or next Converted.

          "ERISA"  means the Employee Retirement Income  Security
     Act of 1974, as amended from time to time.

          "ERISA Affiliate" means any trade or business (whether or not incorporated) that is a member of a group of which the Company is a member and which is treated as a single employer under Section 414 of the Code.

          "Eurodollar", when used in reference to any Advance or Borrowing, refers to whether such Borrowing, or the Advances comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

          "Eurodollar Rate Advance" means an Advance in respect of which the Company has selected in accordance with
     Section 2(e)(iii) hereof interest to be computed on the basis of the Adjusted LIBO Rate.

          "Event of Default" means, unless otherwise specified, an event defined as an Event of Default under the Facility
     Leases.

          "Event of Loss" has the meaning assigned to that term in Appendix A to the Participation Agreements.

          "Excepted   Encumbrances"  shall  mean,   as   of   any
     particular time, any of the following:

               (a) liens for taxes, assessments or governmental charges not then delinquent and liens for workmen's compensation awards and similar obligations not then delinquent and undetermined liens or charges incidental to construction, and liens for taxes, assessments or governmental charges then delinquent but the validity of which is being contested at the time by the Company in good faith and as to which adequate reserves shall have been set aside on the books of the Company;

               (b) any liens securing indebtedness, neither assumed nor guaranteed by the Company nor on which it customarily pays interest, existing upon real estate or rights in or relating to real estate acquired by the Company for substation, transmission line, transportation line, distribution line or right of way purposes;

               (c) rights reserved to or vested in any governmental authority by the terms of any right, power, franchise, grant, license or permit, or by any provision of law, to terminate such right, power, franchise, grant, license or permit or to purchase or recapture or to designate a purchaser of any of the property of the Company;

               (d) rights currently reserved to or vested in others to take or receive any part of the power, gas, oil or other minerals or timber generated, developed, manufactured or produced by, or grown on, or acquired with, any property of the Company;

               (e) easement, restrictions, exceptions or reservations in any property and/or rights of way of the Company for the purpose or roads, pipelines, substations, transmission lines, transportation lines, distribution lines, removal of coal or other minerals or timber, and other like purposes, or for the joint or common use of real property, rights of way, facilities and/or equipment, and defects, irregularities and deficiencies in titles of any property and/or rights of way, which do not materially impair in the aggregate the use of such property and/or rights of way for the purposes for which such property and/or rights of way are held by the Company;

               (f) rights reserved to or vested in any governmental authority to use, control or regulate any property of the Company;

               (g) any obligations or duties, affecting the property of the Company, to any governmental authority with respect to any franchise, grant, license or permit; and

               (h) any controls, liens, restrictions, regulations, easements, exceptions or reservations of any governmental authority applying particularly to nuclear fuel.

          "Facility Leases" has the meaning set forth in the preamble hereto.

          "Fed   Funds  Rate"  has  the  meaning  set  forth   in
     Section 5(a) hereof.

          "Financing    Documents"   means,   unless    otherwise
     specified,   the   Collateral  Trust   Indenture   and   the
     Underwriting Agreement.

          "First Mortgage Bonds" means first mortgage bonds at any time issued by the Company under the Mortgage.

          "Fixed  Charge  Ratio"  has the meaning  set  forth  in
     Section 12(g) hereof.

          "Fixed Rate Period" means the period commencing on the Date of Issuance and ending on the later to occur of (a) the date that is 15 months thereafter, and (b) the SEC Approval
     Date.

          "Funding Bank" has the meaning set forth in the preamble hereto.

          "Grand Gulf" means the Grand Gulf Nuclear Station located in Claiborne County, including Unit 1.

          "Holding Company Act" means the Public Utility  Holding
     Company Act of 1935, as amended.

          "Indebtedness" of any Person means at any date, without duplication, the following items to the extent required under generally accepted accounting principles to be disclosed in such Person's financial statements (including the notes thereto): (i) all obligations of such Person for borrowed money, or with respect to deposits or advances of any kind; (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments; (iii) all obligations of such Person upon which interest charges are customarily paid; (iv) all obligations under leases which shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases in respect of which such Person is liable as lessee; (v) all obligations under the Facility Leases (regardless of treatment in the financial statements or notes thereto);
     (vi) all obligations with respect to any sale and leaseback transaction permitted under Section 12(a)(v) hereof (regardless of treatment in the financial statements or notes thereto); (vii) liabilities in respect of unfunded vested benefits under Plans, (viii) Withdrawal Liability incurred under ERISA by such Person or any of its affiliates to any Multiemployer Plan, (ix) reimbursement obligations of such Person (whether contingent or otherwise) in respect of letters of credit, bankers acceptances, surety or other bonds and similar instruments, (x) the book value of any asset of such Person upon which a Lien is imposed for the purpose of securing Indebtedness of others; and
     (xi) obligations of such Person under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to above; provided, however, that the liabilities in Sections (vii) and (viii) above will only be counted as "Indebtedness" to the extent that they are required to be capitalized on the balance sheet of such Person under generally accepted accounting principles.

          "Indenture Event of Default" has the meaning assigned to that term in Appendix A to the Participation Agreements.

          "Index   Debt"   means   senior,   secured,   long-term
     indebtedness for borrowed money of the Company that is not guaranteed by any other Person or subject to any other credit enhancement.

          "Interest  Expense"  has  the  meaning  set  forth   in
     Section 12(g) hereof.

          "Interest Period" means with respect to any Eurodollar Rate Advance, the period commencing on the date of such Advance and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the Company may elect, provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such
     Interest Period. For purposes hereof, the date of a Eurodollar Rate Advance initially shall be the date on which such Advance is made and, in the case of an Advance that has been Converted, thereafter shall be the effective date of the most recent Conversion or continuation of such Advance.

          "Letter of Credit" has the meaning set forth in the preamble hereto.

          "LIBO Rate" means, with respect to any Eurodollar Rate Advance for any Interest Period, the rate appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrating Bank from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO Rate" with respect to such Eurodollar Rate Advance for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrating Bank in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

          "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, a Person or any of its Subsidiaries shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

          "Long-Term Debt" means all Indebtedness which is not otherwise included in the definition herein of Short-Term
     Debt.

          "Maximum Available Credit Amount" with respect to any Letter of Credit means, at any date, the then Maximum
     Available Credit Amount, as defined in such Letter of Credit.

          "Maximum Credit Amount" with respect to any Letter of Credit means, at any date, the then Maximum Credit Amount, as defined in such Letter of Credit.

          "Maximum Drawing Amount" with respect to a Letter of Credit means, at any date, the then Maximum Drawing Amount, as defined in such Letter of Credit.

          "Moody's" means Moody's Investors Service, Inc.

          "Mortgage" means the Mortgage and Deed of Trust, dated as of June 15, 1977, to United States Trust Company of New
     York and Gerard P. Ganey (successor to Malcolm J. Hood), as amended and supplemented from time to time.

          "Multiemployer Plan" means a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which the Company or any ERISA Affiliate (other than one considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Code
     Section 414) is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

          "Notice of Drawing" means a notice substantially in the form of Exhibit B hereto.

          "Obligations" means, with regard to any Person at any date, without duplication, (i) all obligations of such
     Person for borrowed money, (ii) all obligations of such Person with respect to deposits or advances of any kind, or for the deferred purchase price of property or services,
     (iii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (iv) all obligations of such Person upon which interest charges are customarily paid, (v) all obligations under leases relating to any sale and leaseback transaction permitted under
     Section 12(a)(v) hereof, (vi) all obligations under leases which shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases in respect of which such Person is liable as lessee, (vii) reimbursement obligations of such Person in respect of letters of credit, bankers acceptances, surety or other bonds and similar instruments, and (viii) obligations of such Person under direct or indirect guaranties in respect of, and obligations to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to above; provided, however, that obligations under (ii), (vii), or (viii) above shall not be included in this definition to the extent that such obligations are being contested by such Person in good faith and in an appropriate manner.

          "Operating Companies" means EAI, ELI, EMI and ENOI, each being an "Operating Company".

          "Owner Participant" means RCMC I, Inc. (formerly known as RCMC Del., Inc.), assignee in interest of Resources Capital Management Corporation, assignee in interest of
     Public Service Resources Corporation and/or Textron Financial Corporation, assignee in interest of Lease Management Realty Corporation IV, as the case may be, and their respective permitted successors and assigns.

          "Owner Trustee" has the meaning set forth in the preamble hereto.

          "Participant"   has   the   meaning   set   forth    in
     Section 23(a) hereof.

          "Participating Banks" means the banks whose names are listed on the signature pages hereof under the heading
     "Participating Banks", each being a "Participating Bank".

          "Participation Agreements" has the meaning set forth in the preamble hereto.

          "Participation  Fee"  has  the  meaning  set  forth  in
     Section 3 hereof.

          "Participation   Percentage"   with   respect   to    a
     Participating Bank means the percentage set forth opposite such Participating Bank's name in Schedule 1 hereto.

          "Participation Transfer Date" has the meaning set forth in Section 5(c) hereof.

          "Participation Transfer Period" has the meaning set forth in Section 5(c) hereof.

          "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA, and any entity succeeding to any or all of its functions under ERISA.

          "Person"   means   an  individual,  a  corporation,   a
     partnership, an association, a trust or any other entity  or
     organization,   including   a   government   or    political
     subdivision or an agency or instrumentality thereof.

          "Plan" shall mean any pension plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code and which is maintained for employees of the Company or any ERISA Affiliate.

          "Prepayment  Event"  has  the  meaning  set  forth   in
     Section 13 hereof.

          "Regulation D" means Regulation D of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

          "Reimbursement Default" means any event or condition which constitutes a Reimbursement Event of Default or which with the giving of notice or the lapse of time or both would, unless cured or waived, become a Reimbursement Event of Default.

          "Reimbursement Event of Default" has the meaning set forth in Section 13 hereof.

          "Reportable Event" means any reportable event as defined in Section 4043(b) of ERISA or the regulations issued thereunder with respect to a Plan (other than a Plan maintained by an ERISA Affiliate which is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Code Section 414).

          "Required Banks" means at any time Participating Banks whose aggregate Participation Percentages are equal to at least 66-2/3% at such time.

          "SEC" means the Securities and Exchange Commission of the United States of America or any successor agency.

          "SEC Approval Date" means the date on which the Company obtains an effective order from the SEC under the Holding Company Act authorizing the payment in accordance with the provisions hereof, without exception, of the maximum Participation Fees reflected in the Participation Fee Rate pricing grid set forth under the definition of "Applicable Rate" herein.

          "Short-Term Debt" means the principal amount of Indebtedness which matures by its terms not more than 12 months after the date of the creation or incurrence thereof, and which is not renewable or extendable at the option of such Person for a period of more than 12 months from the date of the creation or incurrence thereof.

          "Significant  Operating  Company"  means  an  Operating
     Company whose entitlement percentage under UPSA exceeds 20%.

          "Significant  Operating Group" means any  two  or  more
     Operating Companies whose entitlement percentage under UPSA exceeds 20% in the aggregate.

          "S&P" shall mean Standard & Poor's Ratings Group.

          "Stated Expiration Date" means March 20, 2003.

          "Statutory Reserve Rate" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrating Bank is subject (a) with respect to the Base CD Rate, for new negotiable nonpersonal time deposits in dollars of over $100,000 with maturities approximately equal to three months and (b) with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D). Such reserve percentages shall include those imposed pursuant to Regulation D. Drawings under a Letter of Credit that bear interest at a rate determined by reference to the Adjusted LIBO Rate and Eurodollar Rate Advances shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Bank under Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

          "Subsidiary" means with respect to any Person (herein referred to as the "parent"), any corporation, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the ordinary voting power are, at the time any determination is being made, owned, controlled or held or (b) which is, at the time any determination is made, otherwise controlled (by contract or agreement or otherwise) by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

          "Supplementary Capital Funds Agreement" means the Thirty-Third Supplementary Capital Funds Agreement and Assignment dated as of December 20, 1999, between the Company, Entergy and the Administrating Bank, substantially in the form of Exhibit H hereto and as amended from time to time in accordance with the terms of this Agreement.

          "Tax"  and  "Taxes"  have the  meanings  set  forth  in
     Section 4(e) hereof.

          "Termination Date" with respect to any Letter of Credit means the earliest of (A) 10:00 a.m. (New York time) on the Date of Early Termination (as defined in such Letter of Credit) applicable to such Letter of Credit, (B) 5:00 p.m. (New York time) on the date on which the Owner Participant to which such Letter of Credit is issued surrenders such Letter of Credit for cancellation to the Funding Bank as provided therein, (C) 5:00 p.m. (New York time) on the date on which the Funding Bank pays a Final Draw (as defined in such Letter of Credit), and (D) either (I) if a draft and certificate, all in strict conformity with the terms and conditions of such Letter of Credit, are presented after 10:00 a.m. (New York time) but prior to 5:00 p.m. (New York time) on the Stated Expiration Date, 5:00 p.m. (New York time)  on  the Business Day following the Stated  Expiration
     Date, or otherwise (II) 5:00 p.m. (New York time) on the Stated Expiration Date.

          "Termination  Event"  means (i) a Reportable  Event  or
     (ii) the withdrawal of the Company or an ERISA Affiliate from a Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, or (iii) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, or (iv) the institution of proceedings to terminate a Plan by the PBGC, or (v) any other event or condition which is reasonably expected to constitute grounds for the imposition of a lien in favor of a Plan for the termination of, or the appointment of a trustee to administer, a Plan under
     Section 4042 of ERISA.

          "Transaction   Documents"   means   the   Participation
     Agreements, the Indentures, the Notes, the Facility Leases, and the Letters of Credit.

          "Transferred  Amount"  has the  meaning  set  forth  in
     Section 5(c) hereof.

          "Type" has the meaning assigned to such term in the definitions of "DLE Initial Advance", "DLE Term Advance",
     "EOL Initial Advance", "EOL Term Advance" and "Borrowing" herein.

          "Unit 1" has the meaning specified in the preamble hereto.

          "UPSA" means the Unit Power Sales Agreement, dated as of June 10, 1982, among the Company and the Operating
     Companies, as amended heretofore and as amended from time to time.

          "Withdrawal   Liability"   means   liability    to    a
     Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

     (b) The definitions in Section 1 shall apply equally to both the singular and plural forms of the terms defined. Unless otherwise specified herein, all accounting terms used herein shall be interpreted in accordance with generally accepted accounting principles, and all accounting determinations with respect to any Person required to be made hereunder shall be made, and all financial statements of any Person required to be delivered hereunder shall be prepared, in accordance with generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes concurred in by such Person's independent public accountants) with the most recent audited consolidated financial statements of such Person and its Subsidiaries delivered to the Banks.

     SECTION 2.     Reimbursement and Advances.  (a) Reimbursement on
Demand.   Subject to the provisions of subsections (b),  (c)  and
(e), below, the Company hereby agrees to pay (whether with the proceeds of Advances made pursuant to subsection (c), below, or otherwise) to the Funding Bank on demand (i) on and after each date on which the Funding Bank shall pay any amount under a Letter of Credit pursuant to any draft, but only after so paid by the Funding Bank, a sum equal to such amount so paid (which sum shall constitute a demand loan from the Funding Bank to the Company from the date of such payment by the Funding Bank until so paid by the Company), plus (ii) if the Company does not pay the Funding Bank such sum in full by 1:00 p.m., New York City time, on the same Business Day on which the Funding Bank shall have made such payment, interest on any amount remaining unpaid by the Company to the Funding Bank under clause (i) above, from the date on which the Funding Bank shall have paid such amount under such Letter of Credit until payment in full, at an interest rate per annum equal to the Alternate Base Rate in effect from time to time.

     (b)   Reimbursement Upon the Occurrence of  Certain  Events.
The Company shall reimburse the Funding Bank for each payment made by the Funding Bank under a Letter of Credit in accordance with the following paragraphs (i), (ii) and (iii):

          (i) Reimbursement Defaults. If, on the date of any payment by the Funding Bank of a drawing under a Letter of Credit, either an Event of Default or a Reimbursement Default has occurred and is continuing, the Company shall pay to the Funding Bank not later than 1:00 p.m., New York City time, on or prior to the fifth day following the Business Day on which the Funding Bank shall make such payment a sum equal to the amount so paid under such Letter of Credit, together with all accrued interest thereon at a rate per annum equal to the Alternate Base Rate in effect from time to time.

          (ii) Events of Loss. Subject to paragraph (i) above, if, on the date of any payment by the Funding Bank of a drawing under a Letter of Credit, an Event of Loss has occurred and is continuing, the Company shall pay to the Funding Bank (whether with the proceeds of Advances made pursuant to subsection (c)(ii), below, or otherwise) not later than 1:00 p.m., New York City time, on or prior to the earlier of
     (x) the Stated Expiration Date and (y) the 35th day following the Business Day on which the Funding Bank shall make such payment
     (the "EOL Initial Advance Repayment Date") a sum equal to the amount so paid under such Letter of Credit, together with all accrued interest thereon pursuant to subsection (e) below.

          (iii) Deemed Loss Events and Other Circumstances. Subject to paragraphs (i) and (ii) above, if, on the date of any payment by the Funding Bank of a drawing under a Letter of Credit, (A) a Deemed Loss Event has occurred and is continuing or (B) any other event or circumstance (other than a Reimbursement Default, an Event of Default or an Event of Loss) giving rise to such drawing has occurred, the Company shall reimburse the Funding Bank
     (whether with the proceeds of Advances made pursuant to subsection (c)(iv) below or otherwise) not later than 1:00 p.m., New York City time, on or prior to the earlier of (x) the Stated Expiration Date and (y) the 90th day following the Business Day on which the Funding Bank shall make such payment (the "DLE
     Initial Advance Repayment Date") a sum equal to the amount so paid under such Letter of Credit, together with all accrued interest thereon pursuant to subsection (e) below.

     (c)   Advances.   Each  Participating Bank  agrees  to  make
Advances for the account of the Company from time to time upon the terms and subject to the conditions set forth below:

          (i) EOL Initial Advances. If the Funding Bank shall make any payment under a Letter of Credit under the circumstances set forth in subsection (b)(ii) above (such payment referred to herein as an "EOL Payment"), then each Participating Bank shall be obligated to make, and each
     Participating Bank's payment made to the Funding Bank pursuant to Section 5 hereof in respect of such EOL Payment shall be deemed to constitute, an advance made for the account of the Company by such Participating Bank on the date of such payment (each such advance being an "EOL
     Initial Advance" made by such Participating Bank and, collectively, the "EOL Initial Advances"). Each such EOL Initial Advance shall be made as an ABR Advance, shall bear interest at the Alternate Base Rate and shall be entitled to be Converted in accordance with subsection (f) below. The Company shall repay the unpaid principal amount of each EOL Initial Advance in accordance with subsection (h)(i), below. The Company may repay the principal amount of any EOL Initial Advance with (and to the extent of) the proceeds of an EOL Term Advance made pursuant to paragraph (ii) below, and may prepay EOL Initial Advances in accordance with subsection (i) below.

          (ii) EOL Term Advances. If the Funding Bank shall make any EOL Payment, then, subject to the satisfaction of the conditions precedent set forth in Section 7(f) hereof on and as of the EOL Initial Advance Repayment Date, each Participating Bank agrees to make one or more advances for the account of the Company (each such advance being an "EOL Term Advance" made by such Participating Bank and, collectively, the "EOL Term Advances") on the EOL Initial Advance Repayment Date in an aggregate principal amount equal to the amount of such Participating Bank's EOL Initial Advances maturing on such EOL Initial Advance Repayment Date. All EOL Term Advances comprising a single Borrowing shall be made upon written notice given by the Company to the Administrating Bank not later than 10:00 a.m. (New York time) (A) in the case of a Borrowing comprised of ABR Advances, on the Business Day of such proposed Borrowing and
     (B) in the case of a Borrowing comprised of Eurodollar Rate Advances, three Business Days prior to the date of such proposed Borrowing. The Administrating Bank shall notify each Participating Bank of the contents of such notice promptly after receipt thereof. Each such notice shall specify therein the following information: (1) the date on which such Borrowing is to be made (which date shall be the EOL Initial Advance Repayment Date), (2) the principal amount of EOL Term Advances comprising such Borrowing,
     (3) the Type of Borrowing and (4) the duration of the initial Interest Period, if applicable, proposed to apply to the EOL Term Advances comprising such Borrowing. The proceeds of each Participating Bank's EOL Term Advances shall be applied solely to the repayment of the EOL Initial Advances made by such Participating Bank and shall in no event be made available to the Company. The Company shall repay the unpaid principal amount of each EOL Term Advance in accordance with subsection (h)(ii) below, and may prepay EOL Term Advances in accordance with subsection (i) below.

          (iii) DLE Initial Advances. If the Funding Bank shall make any payment under a Letter of Credit under the circumstances set forth in subsection (b)(iii) above (such payment referred to herein as a "DLE Payment"), then each Participating Bank shall be obligated to make, and each
     Participating Bank's payment made to the Funding Bank pursuant to Section 5 hereof in respect of such DLE Payment shall be deemed to constitute, an advance made for the account of the Company by such Participating Bank on the date of such payment (each such advance being a "DLE Initial Advance" made by such Participating Bank and, collectively, the "DLE Initial Advances"). Each such DLE Initial Advance shall be made as an ABR Advance, shall bear interest at the Alternate Base Rate and shall be entitled to be Converted in accordance with subsection (f) below. The Company shall repay the unpaid principal amount of each DLE Initial Advance in accordance with subsection (h)(iii) below. The Company may repay the principal amount of any DLE Initial Advance with (and to the extent of) the proceeds of a DLE Term Advance made pursuant to paragraph (iv) below, and may prepay DLE Initial Advances in accordance with subsection (i) below.

          (iv) DLE Term Advances. If the Funding Bank shall make any DLE Payment, then, subject to the satisfaction of the conditions precedent set forth in Section 7(g) hereof on and as of the DLE Initial Advance Repayment Date, each Participating Bank agrees to make one or more advances for the account of the Company (each such advance being a "DLE Term Advance" made by such Participating Bank and, collectively, the "DLE Term Advances") on the DLE Initial Advance Repayment Date in an aggregate principal amount equal to the amount of such Participating Bank's DLE Initial Advances maturing on such DLE Initial Advance Repayment Date. All DLE Term Advances comprising a single Borrowing shall be made upon written notice given by the Company to the Administrating Bank not later than 10:00 a.m. (New York time) (A) in the case of a Borrowing comprised of ABR Advances, on the Business Day of such proposed Borrowing and
     (B) in the case of a Borrowing comprised of Eurodollar Rate Advances, three Business Days prior to the date of such proposed Borrowing. The Administrating Bank shall notify each Participating Bank of the contents of such notice promptly after receipt thereof. Each such notice shall specify therein the following information: (1) the date on which such Borrowing is to be made (which date shall be the DLE Initial Advance Repayment Date), (2) the principal amount of DLE Term Advances comprising such Borrowing,
     (3) the Type of Borrowing and (4) the duration of the initial Interest Period, if applicable, proposed to apply to the DLE Term Advances comprising such Borrowing. The proceeds of each Participating Bank's DLE Term Advances shall be applied solely to the repayment of the DLE Initial Advances made by such Participating Bank and shall in no event be made available to the Company. The Company shall repay the unpaid principal amount of each DLE Term Advance in accordance with subsection (h)(iv) below, and may prepay DLE Term Advances in accordance with subsection (i) below.

     (d) Application of Payments. Any payment made by the Company pursuant to subsection (a) or (b) above, of less than all amounts owed to the Funding Bank pursuant thereto shall be applied first to interest owed pursuant thereto and second to the amount of the unreimbursed drawings under the Letters of Credit; provided, however, that if, at the time of any payment made by the Company pursuant to subsection (a) or (b) above, there shall be amounts due from the Company pursuant to subsection (a) or (b) above, with respect to more than one Letter of Credit, such payment shall be applied to all such Letters of Credit pro rata (in the above-mentioned order of priority) in accordance with the proportion that the aggregate amount due from the Company pursuant to subsection (a) or (b) above with respect to each such Letter of Credit bears to the aggregate amount due from the Company pursuant to subsection (a) or (b) above with respect to all such Letters of Credit.

     (e) Interest on Advances. The Company shall pay interest on the unpaid principal amount of each Advance from the date of such Advance until such principal amount is paid in full at the applicable rate set forth below:

          (i) Alternate Base Rate. Except to the extent that the Company shall elect to pay interest on any Advance for any Interest Period pursuant to paragraph (iii) below, the Company shall pay interest on each Advance from the date thereof until the date such Advance is due, at an interest rate per annum equal to the Alternate Base Rate in effect from time to time. The Company shall pay interest on each Advance bearing interest in accordance with this subsection monthly in arrears on the first Business Day of each calendar month, on the date of Conversion of any ABR Advance to a Eurodollar Rate Advance, including any such Advance made pursuant to subsection (b) above, and on the Stated Expiration Date or the earlier date for repayment of such Advance.

          (ii) Interest Periods. Subject to the other requirements of this subsection (e) and in the definition of "Interest Period" contained in Section 1 hereof, the Company may from time to time elect to have the interest on all Advances comprising part of the same Borrowing determined and payable for a specified Interest Period in accordance with paragraph (iii) below.

          (iii) Eurodollar Rate. Subject to the requirements of this subsection (e) and subsection (f) below, the Company may from time to time elect to have any Advances comprising part of the same Borrowing Converted to Eurodollar Rate Advances. The Interest Period applicable to (x) any EOL Initial Advance that has been so Converted shall be of one month's duration, (y) any DLE Initial Advance that has been so Converted shall be of one, two or three whole months' duration, as the Company shall select in its notice delivered to the Administrating Bank pursuant to subsection (f) below and (z) any DLE Term Advance or EOL Term Advance shall be of one, two, three or six whole months' duration, as the Company shall select in its notice delivered to the Administrating Bank pursuant to subsection (f) below. If the Company shall have made such election, the Company shall pay interest on such Eurodollar Rate Advances at the Adjusted LIBO Rate, for the applicable Interest Period for such Eurodollar Rate Advances, plus the Applicable Rate, payable monthly in arrears on the first Business Day of each calendar month, on the date of Conversion of any Eurodollar Rate Advance, including any such Advance made pursuant to subsection (b) above, and on the Stated Expiration Date or the earlier date for repayment of such Advance.

          (iv) Interest Rate Determinations. The Administrating Bank shall give prompt notice to the Company and the Participating Banks of the Adjusted LIBO Rate determined from time to time by the Administrating Bank to be applicable to each Eurodollar Rate Advance.

     (f)   Conversion  of  Advances.  The Company  may  elect  to
Convert one or more Advances of any Type to one or more Advances of the same or any other Type on the following terms and subject to the following conditions:

          (i) Each Conversion shall be made as to all Advances comprising a single Borrowing upon irrevocable written notice given by the Company to the Administrating Bank not later than 10:00 a.m. (New York time) on the third Business Day prior to the date of the proposed Conversion. The Administrating Bank shall notify each Participating Bank of the contents of such notice promptly after receipt thereof. Each such notice shall specify therein the following information: (A) the date of such proposed Conversion (which in the case of Eurodollar Rate Advances shall be the last day of the Interest Period then applicable to such Advances to be Converted), (B) the Type of, and Interest Period, if any, applicable to the Advances proposed to be Converted, (C) the aggregate principal amount of Advances proposed to be Converted, and (D) the Type of Advances to which such Advances are proposed to be Converted and the Interest Period, if any, to be applicable thereto.

          (ii) During the continuance of a Reimbursement Default (other than a Reimbursement Event of Default), the right of the Company to Convert Advances to Eurodollar Rate Advances shall be suspended, and all Eurodollar Rate Advances then outstanding shall be Converted to ABR Advances on the last day of the Interest Period then in effect, if, on such day, a Reimbursement Default (other than a Reimbursement Event of Default) shall be continuing.

          (iii) During the continuance of a Reimbursement Event of Default, the right of the Company to Convert Advances to Eurodollar Rate Advances shall be suspended, and upon the occurrence of a Reimbursement Event of Default, all Eurodollar Rate Advances then outstanding shall immediately, without further act by the Company, be Converted to ABR Advances.

          (iv) If no notice of Conversion is received by the Administrating Bank as provided in paragraph (i) above with respect to any outstanding Eurodollar Rate Advances on or before the third Business Day prior to the last day of the Interest Period then in effect for such Eurodollar Rate Advances, the Administrating Bank shall treat such absence of notice as a deemed notice of Conversion providing for such Advances to be Converted to ABR Advances on the last day of such Interest Period.

     (g)   Other  Terms Relating to the Making and Conversion  of
Advances. (i) Notwithstanding anything in subsections (c), (e) and (f) above, to the contrary:

               (A)   at  no  time shall more than five  different
          Borrowings be outstanding hereunder; and

               (B)   each Borrowing consisting of Eurodollar Rate
          Advances or ABR Advances shall be in the aggregate principal amount of at least $5,000,000.

          (ii)   Each   notice   of   Conversion   pursuant    to
     subsection (f) above shall be irrevocable and binding on the Company.

     (h) Repayment of Advances. (i) The unpaid principal amount of each EOL Initial Advance, together with all accrued and unpaid interest thereon, shall be due and payable and repaid in full by the Company on the earlier to occur of (A) the EOL Initial Advance Repayment Date and (B) upon the occurrence of a Reimbursement Default, an Event of Default or an Indenture Event of Default, the date two Business Days after the date on which demand for repayment thereof is made by the Required Banks or by the Administrating Bank acting on behalf of the Required Banks.

          (ii) The unpaid principal amount of each EOL Term Advance, together with all accrued and unpaid interest thereon, shall be due and payable and repaid in full by the Company on the earliest to occur of (A) the date 330 days from the date of making such EOL Term Advance, (B) the Stated Expiration Date and

     (C) upon the occurrence of a Reimbursement Default, an Event of Default or an Indenture Event of Default, the date two Business
Days after the date on which demand for repayment thereof is made by the Required Banks or by the Administrating Bank acting on behalf of the Required Banks.

          (iii) The unpaid principal amount of each DLE Initial Advance, together with all accrued and unpaid interest thereon, shall be due and payable and repaid in full by the Company on the earlier to occur of (A) the DLE Initial Advance Repayment Date and (B) upon the occurrence of a Reimbursement Default, an Event of Default or an Indenture Event of Default, the date two Business Days after the date on which demand for repayment thereof is made by the Required Banks or by the Administrating Bank acting on behalf of the Required Banks.

          (iv) The unpaid principal amount of each DLE Term Advance, together with all accrued and unpaid interest thereon, shall be due and payable and repaid in full by the Company on the earliest to occur of (A) the date 270 days from the date of making such DLE Term Advance, (B) the Stated Expiration Date and
     (C) upon the occurrence of a Reimbursement Default, an Event of Default or an Indenture Event of Default, the date two Business Days after the date on which demand for repayment thereof is made by the Required Banks or by the Administrating Bank acting on behalf of the Required Banks.

     (i) Prepayment of Advances. (i) The Company shall have no right to prepay any principal amount of any Advances except in accordance with paragraph (ii) below.

          (ii) The Company may, (A) upon at least three Business Days' irrevocable written notice to the Administrating Bank, in the case of any Eurodollar Rate Advance, and (B) upon at least one Business Day's irrevocable written notice to the Administrating Bank, in the case of any ABR Advance, in each case stating the proposed date and aggregate principal amount of the prepayment and the specific Borrowing(s) to be prepaid, and if such notice is given, the Company shall, prepay, in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid and any amounts due pursuant to Section 4(c) hereof, the outstanding principal amount of all Advances comprising the same Borrowing, in each case as the Company shall designate in such notice; provided, however, that each partial prepayment shall be in an aggregate principal amount not less than $5,000,000, or, if less, the aggregate principal amount of all Advances then outstanding.

     (j) Default Interest. Any amounts payable by the Company hereunder that are not paid when due shall (to the fullest extent permitted by law) bear interest, from the date when due until paid in full, at the Alternate Base Rate plus 2% per annum, payable on demand.

     (k) Evidence of Indebtedness. The Funding Bank and each Participating Bank shall maintain, in accordance with their usual practice, an account or accounts evidencing the indebtedness of the Company resulting from each drawing under a Letter of Credit (in the case of the Funding Bank) and from each Advance (in the case of each Participating Bank) made from time to time hereunder and the amounts of principal and interest payable and paid from time to time hereunder.

     (l) In the event of (i) the payment of any principal of any Eurodollar Rate Advance other than on the last day of an Interest Period applicable thereto (including as a result of a Reimbursement Event of Default or Prepayment Event), (ii) the Conversion for any reason of any Eurodollar Rate Advance other than on the last day of the Interest Period applicable thereto,
(iii) the failure to Convert, continue or prepay any Eurodollar Rate Advance on the date specified in any notice delivered pursuant hereto or (iv) the assignment of any Eurodollar Rate Advance other than on the last day of the Interest Period applicable thereto as a result of a request by the Company pursuant to Section 4(g), then, in any such event, the Company hereby agrees to compensate each Participating Bank for the loss, cost and expense attributable to such event. Such loss, cost or expense to any Participating Bank shall be deemed to include an amount determined by such Participating Bank to be the excess, if any, of (x) the amount of interest which would have accrued on the principal amount of such Advance had such event not occurred, at the Adjusted LIBO Rate (in the case of a Eurodollar Rate Advance) that would have been applicable to such Advance, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to Convert or continue, for the period that would have been the Interest Period for such Advance), over (y) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Participating Bank would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of any Participating Bank setting forth any amount or amounts that such Participating Bank is entitled to receive pursuant to this Section shall be delivered to the Company and shall be conclusive absent manifest error. The Company shall pay such Participating Bank the amount shown as due on any such certificate within 10 days after receipt thereof. The obligations of the Company contained in this subsection (l) shall survive the payment in full of amounts payable by the Company under Section 2 hereof and the termination of the Letters of Credit and this Agreement or the substitution of any of the Banks pursuant to Sections 4(g) or
(h) hereof.

     SECTION 3. Fees. The Company agrees to pay to the Administrating Bank (a) for the account of the Funding Bank a fee with respect to each Letter of Credit as separately agreed upon between the Company and the Funding Bank in accordance with the terms of the letter dated the date hereof between the Company and the Funding Bank, (b) for the account of each Participating Bank, a fee with respect to each Letter of Credit (a "Participation Fee") equal to the Applicable Rate per annum of the product of
(i)   such  Participating  Bank's  Participation  Percentage  and
(ii) the Maximum Credit Amount applicable to such Letter of Credit, from and including the Date of Issuance of such Letter of Credit to but excluding the Termination Date of such Letter of Credit, payable quarterly in arrears on each April 15, July 15, October 15 and January 15 (commencing January 15, 2000), and on such Termination Date; (c) upon the execution of this Agreement, for the account of the Funding Bank and each Participating Bank (including the Administrating Bank and the Documentation Agent), the up-front fees separately agreed upon between the Administrating Bank and the Participating Banks and consented to by the Company and (d) for the account of the Administrating Bank, fees computed and payable in accordance with the terms of the letter dated November 22, 1999, among the Administrating Bank, Chase Securities Inc., the Company and Entergy. Upon receipt from the Company of fees payable in accordance with the provisions of this Section 3, the Administrating Bank agrees to promptly pay to the account of the Funding Bank and each Participating Bank, as applicable, the fees paid to it for the account of the Funding Bank or such Participating Bank pursuant to this Section 3.

     SECTION  4.     Change in Circumstances; Alternate  Rate  of
Interest.   If  prior to the commencement of any Interest  Period
for a Eurodollar Rate Advance:

     (a) the Administrating Bank determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period; or

     (b) the Administrating Bank is advised by the Required Banks that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Required Banks of making or maintaining their Eurodollar Rate Advances for such Interest Period;
then the Administrating Bank shall give notice thereof to the Company and the Participating Banks by telephone or telecopy as promptly as practicable thereafter and, until the Administrating Bank notifies the Company and the Participating Banks that the circumstances giving rise to such notice no longer exist, (i) any request to Convert any ABR Advance to, or to continue any Eurodollar Rate Advance as, a Eurodollar Rate Advance shall be ineffective and (ii) if any request is made for a Eurodollar Rate Advance, such Borrowing shall be made as an ABR Advance.

    (c) If, after the date hereof, any Bank shall have determined that the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal
Reserve   System)  against  letters  of  credit  issued   by   or
participated in or assets of, or deposits with or for the account of any Bank or shall impose on any Bank any other condition regarding this Agreement or the Letters of Credit and the result of the foregoing shall be to increase the cost to such Bank of issuing, maintaining or participating in any of the Letters of Credit or any drawing thereunder or making or maintaining any Eurodollar Rate Advance (or of maintaining its obligation to make such Advance) (which increase in cost shall be the result of such Bank's reasonable allocation of the aggregate of such cost increases resulting from such events), then, within 15 days after demand by such Bank, the Company agrees to pay to such Bank all additional amounts that are necessary to compensate such Bank for such increased cost incurred by such Bank.

    (d) If any Bank shall have determined that the applicability of any law, rule, regulation or guideline adopted pursuant to or arising out of the July 1988 report of the Basle Committee on Banking Regulations and Supervisory Practices entitled "International Convergence of Capital Measurement and Capital Standards" (the "Basle Report"), or the adoption after the date hereof of any other law, rule, regulation or guideline regarding capital adequacy, or any change in any of the foregoing or in the interpretation or administration of any of the foregoing by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or any lending office of any Bank) or any Bank's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Bank's capital or on the capital of such Bank's holding company, if any, as a consequence of this Agreement or under or in connection with any Letter of Credit to a level below that which such Bank or such Bank's holding company could have achieved but for such adoption, change or compliance (taking into consideration such Bank's policies and the policies of such Bank's holding company with respect to capital adequacy) by an amount deemed by such Funding Bank to be material, then, within 15 days after demand by such Bank, the Company shall pay to such Bank such additional amount or amounts as will compensate such Bank or such Bank's holding company for any such reduction suffered. Notwithstanding the foregoing, any risk-based capital standard adopted and publicly announced prior to the Closing Date (regardless of the date on which compliance with such standard is required), shall not be considered a basis for imposing additional costs on the Company under this paragraph (c).

     (e) The Company agrees that all payments made by the Company hereunder to any Bank shall be made free and clear of, and without reduction for or on account of, any stamp or other taxes, levies, imposts, duties, charges, fees, deductions, withholdings, restrictions or conditions of any nature whatsoever hereafter imposed, levied, collected, withheld or assessed by any country (or by any political subdivision or taxing authority thereof or therein), except for franchise taxes and changes in the rate of tax on the overall net income of the Banks (such nonexcluded taxes being called "Tax" or "Taxes"). If any Taxes are required to be withheld from any amounts payable by the Company to any Bank, the Company agrees that the amounts so payable to such Bank shall be increased to the extent necessary to yield to such Bank (after payment of all Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement; provided that the Company shall not be obligated to pay such amounts for the benefit of such Bank with respect to any period in which such Bank has failed (x) to file any form or certificate that it was entitled to file which would have exempted such Bank from such Taxes or (y) to take other action which would entitle such Bank to an exemption from such Taxes, if such action would not, in the reasonable judgment of such Bank, be otherwise disadvantageous to it. Whenever any Tax is paid by the Company, as promptly as possible thereafter, the Company shall send the applicable Bank a receipt or other evidence of payment thereof.

     (f) A certificate as to the nature of the occurrence giving rise to, and the calculation of, compensation to the Funding Bank, a Participating Bank or a Participant pursuant to paragraphs (a),
(b), (c) and (d) of this Section 4 shall be submitted by the Funding Bank, such Participating Bank or such Participant to the Administrating Bank. Such certificate shall be submitted by the Administrating Bank to the Company and shall be conclusive evidence (absent demonstrable error) as to the amount thereof.
Each such certificate shall provide the identity of the Funding
Bank, such Participating Bank or such Participant.


     (g) The Company agrees that each Participating Bank and each Participant shall have the same rights and obligations under this
Section 4 with respect to its respective participation to the same extent as if such Participating Bank or Participant were named instead of the Funding Bank in this Section 4.

     (h) In the event any Participating Bank gives a notice with respect to it or any of its Participants pursuant to Section 4(e) hereof, the Company may require, at its expense, such Bank to assign all its Participation Percentage of the Letters of Credit and all its rights and obligations hereunder to a financial institution specified by the Company (a "Substitute Bank"); provided that (i) such assignment shall not conflict with or violate any law, rule or regulation or order of any court or other governmental agency or instrumentality, (ii) the Company shall have received the written consent of the Funding Bank and the Administrating Bank (which consent, in the case of the Administrating Bank shall not unreasonably be withheld), to such assignment and (iii) the Company shall have paid to such assignor Bank all monies accrued and owing hereunder to it. The Substitute Bank shall execute a counterpart of this Agreement and such additional amendments, agreements, instruments and documents as may be reasonably requested by the Administrating Bank.

     (i) In the event the Funding Bank gives a notice with respect to itself pursuant to Section 4(e) hereof, the Company may replace such Funding Bank with a financial institution specified by the Company (a "Substitute Funding Bank"); provided that (i) such replacement shall not conflict with or violate any law, rule or regulation or order of any court or other government agency or instrumentality, (ii) the Company shall have received the written consent of the Owner Trustee and the Owner Participants to such substitution, and the Company shall have taken all other applicable actions required under the Transaction Documents and
(iii) the Company shall have paid to the Funding Bank all monies accrued and owing hereunder to it. The Substitute Funding Bank shall execute a counterpart of this Agreement and such additional amendments, agreements, instruments and documents as may be reasonably requested by the Administrating Bank.

      SECTION 5. Participations. (a) By the issuance of a Letter of Credit and without any further action on the part of the Funding Bank or any Participating Bank in respect thereof, the
Funding   Bank   shall  be  deemed  to  have  granted   to   each
Participating Bank, and each Participating Bank hereby shall be deemed to have acquired from the Funding Bank, a participation in
such   Letter  of  Credit  equal  to  such  Participating  Bank's
Participation Percentage of the Maximum Credit Amount of such Letter of Credit, effective upon the issuance of such Letter of
Credit.   In  consideration and in furtherance of the  foregoing,
each Participating Bank hereby absolutely and unconditionally agrees to pay to the Funding Bank, in accordance with this
Section 5, such Participating Bank's Participation Percentage  of each  payment made by the Funding Bank of a draft under a  Letter of Credit. Upon payment of a draft under a Letter of Credit, the Funding Bank shall promptly give telephonic notice (to be followed by delivery by telecopy of a Notice of Drawing) to each
Participating  Bank of the date and amount of such  payment.   If
such Notice of Drawing is received by a Participating Bank after 12:30 p.m. (New York time) such notice shall be deemed to have been received on the next Business Day. With respect to each Participating Bank, promptly upon receipt of such Notice of Drawing but in any event no later than 3:00 p.m. (New York time)
on  the date on which such Participating Bank shall have received or  shall be deemed to have received such Notice of Drawing  from the Funding Bank, such Participating Bank shall pay to the Funding Bank an amount equal to the product of (A) such Participating Bank's Participation Percentage and (B) the amount of the payment made by the Funding Bank on such draft; provided, however, that, with respect to the payment of any draw on a Letter of Credit, the Funding Bank shall not require such Participating Bank to pay (exclusive of interest) an amount greater than the product of (x) such Participating Bank's Participation Percentage and (y) the lesser of (m) the Maximum Available Credit Amount of such Letter of Credit immediately prior to adjustment for payment by the Funding Bank of such draw and (n) the Maximum Drawing Amount of such Letter of Credit immediately prior to adjustment of the Maximum Drawing Amount of such Letter of Credit for payment by the Funding Bank of such draw; provided further that each Participating Bank shall not be obligated to make any payment to the Funding Bank pursuant to this paragraph (a) with respect to any wrongful payment under any Letter of Credit as a result of the gross negligence or willful misconduct of the Funding Bank. If payment of the amount due pursuant to the preceding sentence from a Participating Bank is received by the Funding Bank after 3:00 p.m. (New York time) on the date it is due, such Participating Bank agrees to pay to the Funding Bank along with its payment of the amount due pursuant to the preceding sentence, interest on such amount at a rate per annum equal to (i) for the period from and including the Business
Day such payment is due to but excluding the next succeeding day, the rate in effect on the day such payment is due, quoted by the Funding Bank at its New York office, for overnight "sale" to the other Participating Banks of Federal funds (the "Fed Funds Rate")
and (ii) for the period from and including the Business Date next succeeding the date such payment is due to but excluding the date such  amount  is paid in full, the Alternate Base Rate  plus  2%.
The Funding Bank agrees to give prompt written notice to a Participating Bank if the Funding Bank does not receive the payment required by this paragraph (a) from such Participating
Bank  on  the  date  on  which such payment  was  due  from  such
Participating  Bank.   Any action taken or omitted  to  be  taken
(other  than  at the direction of the Participating Banks)  which has the effect of extending a Letter of Credit beyond its Termination Date shall constitute gross negligence of the Funding
Bank   and  shall  release  each  Participating  Bank  from   its
obligation set forth in this paragraph (a) to reimburse the Funding Bank for the payment of a drawing on such Letter of Credit.

     (b) Each Participating Bank acknowledges and agrees that its obligation to make the payments specified in Section 2 or
Section 5(a) hereof and the right of the Funding Bank to receive the same, in the manner specified therein, are absolute and unconditional (except as set forth in said Section 2 or
Section 5(a)) and shall not be affected by any circumstances whatsoever, including, without limitation (i) the occurrence and continuance of any Event of Default under any of the Facility Leases, (ii) any Reimbursement Default or Prepayment Event hereunder, (iii) any breach or default by the Company, the Administrating Bank or any Participating Bank hereunder, (iv) any lack of validity or enforceability of any Letter of Credit, this Agreement, any of the Transaction Documents or any of the
Financing Documents, (v) any amendment or waiver of or any consent to departure from the Letters of Credit, this Agreement, any of the Transaction Documents or any of the Financing Documents; (vi) the existence of any claim, setoff, defense or other right which the Participating Banks may have at any time against the Company, the Owner Participants or the Owner Trustee (or any persons for whom any of the foregoing may be acting), the Funding Bank, the Administrating Bank, any other Participating Bank, or any other Person, whether in connection with this Agreement, the Transaction Documents, the Financing Documents or any other documents contemplated hereby or thereby or any unrelated transactions; provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim; (vii) any statement or other document presented under the Letters of Credit proving to be forged, fraudulent, invalid, or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatever; (viii) payment by the Funding Bank under any Letter of Credit against presentation of a draft or a certificate which does not comply with the terms of such Letter of Credit; or
(ix) any other circumstances or happening whatsoever, whether or not similar to any of the foregoing; provided, however, that with regard to this Section 5(b), the Participating Banks shall have no obligation to make, and the Funding Bank shall have no right to receive, payments that result from the gross negligence or wilful misconduct of the Funding Bank.

     (c)  Upon receipt of a payment from the Company pursuant  to
Section 2 hereof, the Funding Bank shall promptly transfer to each Participating Bank such Participating Bank's pro rata share (determined in accordance with such Participating Bank's Participation Percentage) of such payment based on such Participating Bank's pro rata share (determined as aforesaid) of amounts paid pursuant to Section 5(a) hereof, and not previously reimbursed by the Company pursuant to Section 2 hereof; provided, however, that if a Participating Bank shall fail to pay to the
Funding Bank any amount required by Section 5(a) hereof on the Business Day following the date on which such payment was due from such Participating Bank and the Company shall not have reimbursed the Funding Bank for such amount pursuant to Section 2 hereof (such unreimbursed amount being hereinafter referred to as the "Transferred Amount"), the Funding Bank shall be deemed to have purchased, on such following Business Day (a "Participation Transfer Date") from such Participating Bank, a participation in such Transferred Amount and shall be entitled, for the period from and including the Participation Transfer Date to the earlier of (i) the date on which the Company shall have reimbursed the Funding Bank for such Transferred Amount and (ii) the date on which such Participating Bank shall have reimbursed the Funding Bank for such Transferred Amount (the "Participation Transfer Period"), to the rights, privileges and obligations of a "Participating Bank" under this Agreement with respect to such Transferred Amount; provided further that if, at any time after the occurrence of a Participation Transfer Date with respect to any Participating Bank and prior to the reimbursement by such Participating Bank of the Funding Bank with respect to the related Transferred Amount pursuant to paragraph (a) above, the Funding Bank shall receive any payment from the Company pursuant to Section 2 hereof, the Funding Bank shall not be obligated to pay any amounts to such Participating Bank, and the Funding Bank shall retain such amounts (including, without limitation, interest payments due from the Company pursuant to Section 2 hereof) for its own account as a Participating Bank; provided that all such amounts shall be applied in satisfaction of the unpaid amounts (including, without limitation, interest payments due from such Participating Bank pursuant to Section 5(a) hereof) due from such Participating Bank with respect to such Transferred Amount; and, provided further that if, at any time after the occurrence of a Participation Transfer Date with respect to any Participating Bank and prior to the reimbursement of the Funding Bank by such Participating Bank or the Company, such Participating Bank shall have (i) voluntarily dissolved,
(ii) appointed a receiver, (iii) suffered the appointment of a receiver who takes possession of its books, records and assets, commences to collect all dues and claims and to sell all property of such Participating Bank, or (iv) suffered the appointment of a conservator, the Funding Bank shall thereafter be entitled to retain such Participation for its own account. All payments due to the Participating Banks from the Funding Bank pursuant to this paragraph (c) shall be made to the Participating Banks if, as, and to the extent possible, when the Funding Bank receives payments in respect of drawings under the Letters of Credit or
Advances pursuant to Section 2 hereof, and in the same funds in which such amounts are received; provided that if any Participating Bank to whom the Funding Bank is required to transfer any such payment (or any portion thereof) pursuant to this paragraph (c) does not receive such payment (or portion thereof) prior to 3:00 p.m. (New York time) on the Business Day on which the Funding Bank received such payment from the Company (which payment, if received by the Funding Bank after 2:00 p.m. (New York time) on any Business Day, shall be deemed, for the purposes of this proviso, to have been received on the next succeeding Business Day), the Funding Bank agrees to pay to such Participating Bank, along with its payment of the portion of such payment due to such Participating Bank, interest on such amount at a rate per annum equal to (i) for the period from and including such Business Day to but excluding the next succeeding day, the Fed Funds Rate and (ii) for the period from and including  the  date  next succeeding such Business  Day  to  but excluding the date such amount is paid in full, the Alternate Base Rate plus 2%. If, in connection with any case or other proceeding seeking liquidation, reorganization or other relief with respect to the Company or their debts under any bankruptcy, insolvency or other similar law now or hereafter in effect, the Funding Bank shall be required to return to the Company or to any trustee, receiver, liquidator, custodian or other similar official all or any portion of such payments or interest, each Participating Bank shall, upon demand of the Funding Bank, forthwith return to the Funding Bank any amounts transferred to such Participating Bank by the Funding Bank in respect thereof pursuant to this paragraph (c).

     (d) The Funding Bank will exercise and give the same care and attention to the Letters of Credit as it gives to its other letters of credit and similar obligations, and each Participating Bank agrees that the Funding Bank's sole liability to each Participating Bank shall be (i) to distribute promptly, as and when received by the Funding Bank, and in accordance with the provisions of paragraph (c) above, such Participating Bank's pro rata share (determined in accordance with such Participating Bank's Participation Percentage) of any payments to the Funding Bank by the Company pursuant to Section 2 hereof in respect of drawings  under  the  Letters  of Credit  or  Advances,  (ii)  to exercise or refrain from exercising any right or to take or to refrain from taking any action under this Agreement or any Letter of Credit as may be directed in writing by the Required Banks (or such higher percentage of Banks as may be otherwise expressly required under this Agreement) or the Administrating Bank acting on behalf of such Banks and (iii) as otherwise expressly set forth herein. The Funding Bank shall not be liable for any action taken or omitted at the request or with approval of the Required Banks or of the Administrating Bank acting on behalf of the Required Banks or for the nonperformance of the obligations of any other party under this Agreement, any of the Transaction Documents, any of the Financing Documents or any other document contemplated hereby or thereby. Without in any way limiting any of the foregoing, the Funding Bank may rely upon the advice of counsel concerning legal matters and upon any written communication or any telephone conversation which it believes to be genuine or to have been signed, sent or made by the proper person and shall not be required to make any inquiry concerning the performance by the Company, the Owner Trustee, any Owner
Participant or any other Person, of any of their respective obligations and liabilities under or in respect of this Agreement, the Transaction Documents, the Financing Documents or any other documents contemplated hereby or thereby. The Funding Bank shall not have any obligation to make any claim, or assert any Lien, upon any property held by the Funding Bank or assert any offset there-against; provided that the Funding Bank shall, if so directed by the Required Banks or the Administrating Bank acting on behalf of the Required Banks, have an obligation to make a claim, or assert a Lien, upon property held by the Funding Bank in connection with this Agreement or assert an offset thereagainst. The Funding Bank may accept deposits from, make loans or otherwise extend credit to, and generally engage in any kind of banking or trust business with the Company or any of its Affiliates, or any other Person, and receive payment on such loans or extensions of credit and otherwise act with respect thereto freely and without accountability in the same manner as if this Agreement and the transactions contemplated hereby were not in effect. Without limiting any of the foregoing, the Funding Bank agrees that (x) it will not give notice of a Date of Early Termination under a Letter of Credit without a writing executed by the Required Banks or executed by the Administrating Bank on behalf of the Required Banks directing it to give such notice (which writing shall specify the Date of Early Termination to be given in such notice) and (y) if a Reimbursement Event of Default or Prepayment Event has occurred and is continuing, upon receipt of such a writing, it will give such notice as provided in such Letter of Credit.

     (e) The Funding Bank makes no representation and shall have no responsibility with respect to: (i) the genuineness, legality, validity, binding effect or enforceability of this Agreement, any of the Transaction Documents, any of the Financing Documents or any other documents contemplated hereby or thereby;
(ii) the truthfulness and accuracy of any of the representations contained in this Agreement, any of the Transaction Documents, any of the Financing Documents or any other documents contemplated hereby or thereby; (iii) the collectability of any amounts due under this Agreement; (iv) the financial condition of the Company or any other Person; and (v) any act or omission of any Owner Participant with respect to its use of any Letter of Credit. Each Participating Bank acknowledges and agrees that such Participating Bank has been, and will continue to be, solely responsible for making its own independent appraisal of and investigation into the financial condition, affairs, status and nature of the Company and for making its own credit decision in taking or not taking any action, including without limitation, entering into this Agreement.

     (f) To the extent that the Funding Bank is not reimbursed and indemnified by the Company under Section 20, Section 21 or
Section 22 hereof, each Participating Bank severally agrees to reimburse and indemnify the Funding Bank on demand, pro rata in accordance with such Participating Bank's Participation Percentage, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against, the Funding Bank, in any way relating to or arising out of the Letters of Credit or this Agreement, or any action taken or omitted by the Funding Bank under or in connection with this Agreement or the Letters of Credit; provided, however, that such Participating Bank shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Funding Bank's gross negligence or wilful misconduct or from the Funding Bank's failure to refrain from exercising or to exercise any right or to refrain from taking or to take any action under this Agreement or the Letters of Credit, as directed in writing by the Required Banks or by the Administrating Bank acting on behalf of the Required Banks; and provided further that such Participating Bank shall not be liable to the Funding Bank or any other Participating Bank for the failure of the Company to reimburse the Funding Bank or any other Participating Bank for any drawing made under a Letter of Credit or any Advance, with respect to which such Participating Bank has paid the Funding Bank such Participating Bank's pro rata share (determined in accordance with such Participating Bank's Participation Percentage), or for the Company's failure to pay interest thereon. Each Participating Bank's obligations under this paragraph (f) shall survive the termination of this Agreement and the Letters of Credit. Nothing in this paragraph (f) is intended to limit any Participating Bank's reimbursement obligation contained in paragraph (a) above.

     (g)   Each  Participating Bank agrees that it will  promptly
(i) notify the Administrating Bank of any occurrence giving rise to a right to compensation to such Participating Bank pursuant to
Section 4 hereof and (ii) submit to the Administrating Bank a certificate detailing such occurrence giving rise thereto and the calculation of the amount of compensation with respect thereto. The Administrating Bank agrees to present promptly such certificate to the Company in accordance with Section 4 hereof.

     (h) Each Participating Bank agrees that if it should receive any amount in respect of its participation other than from the Funding Bank pursuant to paragraph (c) above and other than as contemplated by Section 3, Section 4, Section 17(a),
Section 21, or Section 22 hereof, such Participating Bank will remit all of the same to the Administrating Bank to distribute to the Participating Banks pro rata in accordance with their Participation Percentages.

     SECTION 6.     Payments.  (a)  All payments by the Company or the
Participating  Banks  to  the  Funding  Bank  pursuant  to   this
Agreement shall be made in lawful currency of the United States and in immediately available funds to the Funding Bank's account maintained with the Administrating Bank for such purpose, or to such other account as the Funding Bank shall notify the Company and each Participating Bank in writing. All payments by the Funding Bank, the Company, or the Administrating Bank to a Participating Bank shall be made in lawful currency of the United States and in immediately available funds at the address of such Participating Bank set forth below the name of such Participating
Bank on the signature pages hereof, or at such other address as any Participating Bank shall notify each of the Funding Bank, the Company, and the Administrating Bank in writing.

     (b) Whenever any payment under this Agreement shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day, and any interest payable thereon shall be payable for such extended time at the specified rate.

     (c) Interest payable under Sections 2(a), 2(b)(i), 2(e)(i), 5(a) and 5(c) hereof and the fees payable under Section 3 hereof shall be computed on the basis of a year of 365 or 366 days (as applicable) and paid for the actual number of days elapsed (including the first day but excluding the last day). Interest payable under Section 2(e)(iii) hereof shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

     (d) Except as otherwise expressly provided in Section 3, 4 or 5 hereof, all payments hereunder from the Company to the Participating Banks, from the Funding Bank to the Participating Banks, from the Participating Banks to the Funding Bank and from the Participating Banks to the Administrating Bank shall be made pro rata among the Participating Banks in accordance with the Participation Percentages of such Participating Banks.

     SECTION 7. Issuance of the Letters of Credit; Conditions Precedent to Issuance. (a) Subject to satisfaction of the conditions precedent set forth in subsections (b), (c), (d) and
(e) of this Section 7, the Funding Bank shall issue the Letters of Credit to the beneficiaries in the amounts set forth in
Schedule 2 hereto (which amounts in the aggregate do not exceed the Aggregate Maximum Credit Amount) on the date set forth in the notice referred to in Section 7(b)(xiv) hereof (such date or such later date on which the conditions precedent are satisfied and such Letters of Credit are issued being herein called the "Date of Issuance" of the Letters of Credit). All of such Letters of Credit shall be issued simultaneously. Each Letter of Credit shall be effective on its Date of Issuance and shall expire on the Termination Date applicable to such Letter of Credit.

     (b) As a condition precedent to the issuance of each Letter of Credit, the Administrating Bank and each Bank shall have received on or before the Date of Issuance of the Letters of Credit the following, each dated such date except as described in the last paragraph of this subsection (b), in form and substance satisfactory to each Bank:

          (i) an opinion of Thelen Reid & Priest LLP, (A) as New York counsel to the Company, substantially in the form of Exhibit C hereto, and (B) as New York counsel to Entergy (including certain Delaware opinions), substantially in the Form of Exhibit D-1 hereto;

          (ii) (A) an opinion of Ann G. Roy, as Mississippi counsel to the Company, substantially in the form of Exhibit E-1 hereto and (B) an opinion of Friday, Eldredge & Clark, as Arkansas counsel to the Company, substantially in the form of Exhibit E-2 hereto;

          (iii) an opinion of (A) Ann G. Roy, as Mississippi counsel to EMI, (B) Friday, Eldredge & Clark, as Arkansas counsel to EAI, and (C) Ann G. Roy, as Louisiana counsel to ELI and ENOI substantially in the form of Exhibits F-1 to F-4 hereto, respectively, and (D) Ann G. Roy, as Mississippi and Louisiana counsel to Entergy, substantially in the form of Exhibit D-2 hereto;

          (iv) an opinion of King & Spalding, special counsel for
     the   Administrating  Bank  and  the  Participating   Banks,
     substantially in the form of Exhibit G hereto;

          (v) copies of the resolutions of the Board of Directors of the Company authorizing the execution, delivery and performance by the Company of this Agreement, the Collateral Agreements, each of the Transaction Documents to which the Company is a party and the Collateral Trust
     Indenture, certified by the Secretary or an Assistant Secretary of the Company (which certificate shall state that such resolutions are in full force and effect on the Date of Issuance of the Letters of Credit);

          (vi) certified copies of all approvals, authorizations, orders or consents of, or notices to or registrations with, any governmental body or agency required for the Company, Entergy or any Operating Company to execute, deliver and perform its obligations under this Agreement and the Collateral Agreements to which it is a party and of all such approvals, authorizations, orders, consents, notices or registrations required to be obtained or made prior to the Date of Issuance of the Letters of Credit in connection with the transactions contemplated by any of the Transaction Documents, Collateral Agreements or any of the Financing Documents to which any of the Company, Entergy or any Operating Company is a party;

          (vii) a certificate as to the good standing of each of the Company, Entergy, and each Operating Company, as of a recent date, from the Secretary of State of the applicable state of such Person's organization;

          (viii)      the  Administrating  Bank  shall   have   a
     perfected first priority security interest in the Collateral
     Agreements;

          (ix) (i) a certificate of the Secretary or Assistant Secretary of each of the Company, Entergy, and each Operating Company certifying (A) that attached thereto is a true and complete copy of the by-laws of such Person as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of such Person authorizing the execution, delivery and performance of the Collateral Agreements to which it is a party, and that such resolutions have not been modified, rescinded or amended and are in full force and effect,
     (C) that (x) attached thereto is a true and complete copy of the certificate or articles of incorporation, including all amendments thereto, of such Person and (y) that such certificate or articles of incorporation have not been amended since the date of the last amendment thereto, and
     (D) as to the incumbency and specimen signature of each officer executing this Agreement, any Collateral Agreement or any other document or certificate delivered in connection herewith on behalf of such Person; and (ii) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to (i) above.

          (x)   an  executed  copy  of the Supplementary  Capital
     Funds Agreement.

          (xi)  an  executed  copy of the Availability  Agreement
     Assignment.

          (xii)     a copy of each Disclosure Document;

          (xiii)     such other documents, instruments, approvals
     (and, if requested by any Bank, certified duplicates of executed copies thereof) or opinions as any Bank may reasonably request in writing; and

          (xiv) a written notice with respect to each Letter of Credit of the proposed Date of Issuance of such Letter of Credit signed by the Company and the Owner Participant to which such Letter of Credit shall be issued.

     The parties hereto acknowledge that (1) the resolutions of the Board of Directors of the Company described in paragraph (v) of this subsection (b) with respect to the Transaction Documents, the Availability Agreement and the Collateral Trust Indenture and
(2) all approvals, consents and other documents described in paragraph (vi) of this subsection (b) with respect to the Transaction Documents and the Financing Documents were previously delivered in 1988 to the banks party to the Original Reimbursement Agreement and that such documents will not be required to be redelivered in connection with this Agreement.

     (c) The following statements shall be true and correct on the Date of Issuance of the Letters of Credit and the Administrating Bank and each Bank shall have received on such Date of Issuance certificates signed by duly authorized officers of the Company dated such Date of Issuance, stating that:

          (i)   the  representations and warranties contained  in
     Section 10 hereof are correct on and as of such Date of Issuance as though made on and as of such date; and

          (ii) no Reimbursement Default, Prepayment Event, Event of Default, Indenture Event of Default, Event of Loss or Deemed Loss Event shall have occurred and be continuing and no Reimbursement Default, Prepayment Event, Event of Default, Indenture Event of Default, Event of Loss or Deemed Loss Event shall result from the issuance of the Letters of Credit.

     (d)   On  or  before the Date of Issuance of the Letters  of
Credit:

          (i)    each  of  the  Transaction  Documents  and   the
     Collateral Agreements shall have been duly authorized and executed by the respective parties thereto and shall be in full force and effect;

          (ii) the Administrating Bank shall have received executed copies (or duplicates thereof) of each of such Transaction Documents and Collateral Agreements, each of which shall be in form and substance satisfactory to the Administrating Bank and the Banks;

          (iii) all conditions precedent to the Closing set forth in Section 5(b) of the Participation Agreements executed by the Owner Participants to which such Letters of Credit are to be issued shall have been fulfilled (other than those conditions requiring issuance of such Letters of Credit and delivery of opinions with respect thereto by counsel to the Funding Bank);

          (iv) each Owner Participant shall have delivered its letter of credit issued to it on or as of December 27, 1996, in connection with the 1996 Amended and Restated Reimbursement Agreement to the Funding Bank for cancellation together with a duly executed request for cancellation in the form of Exhibit 7 to such letter of credit;

          (v) the Purchase Documents (as such term is defined in the Participation Agreements executed by the Owner Participants to which such Letters of Credit are to be issued) shall have been delivered to the Owner Trustee; and

          (vi) all Fees required to be paid pursuant to Section 3
     on  the  Closing  Date  shall  have  been  received  by  the
     Administrating  Bank,  the  Funding  Bank  and   the   other
     Participating Banks, as applicable.

     The parties hereto acknowledge that (1) the Transaction Documents described in paragraph (ii) of this subsection (d) and
(2) the Purchase Documents described in paragraph (v) of this subsection (d) were previously delivered in 1988 to the Administrating Bank or the Owner Trustee, respectively, and that such documents will not be required to be redelivered to such parties in connection with this Agreement.

     (e) On the Date of Issuance of the Letters of Credit, the full power operating license issued for Unit 1 by the Nuclear
Regulatory Commission shall be in full force and effect.

     (f) Conditions Precedent to EOL Term Advances. The obligation of each Participating Bank to make an EOL Term Advance shall be subject to the conditions precedent that, on the date of such EOL Term Advance, the following statements shall be true and the Administrating Bank shall have received a certificate of a duly authorized officer of the Company, dated the date of such EOL Term Advance stating that:

          (i)   the  representations and warranties contained  in
     Section 10 of this Agreement are true and correct in all material respects on and as of the date of such EOL Term
     Advance, before and after giving effect to such EOL Term Advance and to the application of the proceeds therefrom, as though made on and as of such date; and

          (ii)  no event has occurred and is continuing, or would
     result  from  such  Advance, that constitutes  an  Event  of
     Default,   Reimbursement  Default,   Prepayment   Event   or
     Indenture Event of Default.

     (g) Conditions Precedent to DLE Term Advances. The obligation of each Participating Bank to make any DLE Term Advance shall be subject to the conditions precedent that, on the date of such DLE Term Advance, the following statements shall be true and the Administrating Bank shall have received a certificate of a duly authorized officer of the Company, dated the date of such DLE Term Advance stating that:

          (i)   the  representations and warranties contained  in
     Section 10 of this Agreement are true and correct in all material respects on and as of the date of such DLE Term
     Advance, before and after giving effect to such DLE Term Advance and to the application of the proceeds therefrom, as though made on and as of such date; and

          (ii)  no event has occurred and is continuing, or would
     result  from  such  Advance, that constitutes  an  Event  of
     Default,  a  Reimbursement  Default,  Prepayment  Event   or
     Indenture Event of Default.

     SECTION 8. Adjustment of Maximum Drawing Amounts and Maximum Available Credit Amounts; Terms of Drawing. The Maximum Drawing Amount and Maximum Available Credit Amount applicable to a given Letter of Credit shall be subject to modification as specified in such Letter of Credit and drawings under each Letter of Credit shall be subject to the other terms and conditions set forth in such Letter of Credit. If an Owner Participant exercises its right under Paragraph 5 of the Letter of Credit to revise
Schedule   II  thereto,  the  Funding  Bank  shall   notify   the
Administrating Bank of such event and will provide to the Administrating Bank a copy of such revised Schedule, and the Administrating Bank shall provide copies of such Schedule to the Participating Banks.

     SECTION 9. Obligations Absolute. The payment obligations of the Company under this Agreement shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, under all circumstances
whatsoever,   including,   without  limitation,   the   following
circumstances:

     (a)  any lack of validity or enforceability of any Letter of
Credit,   this  Agreement,  any  of  the  Transaction  Documents,
Collateral Agreements or any of the Financing Documents;

(b) any amendment or waiver of or any consent to departure from all or any of the Letters of Credit, this Agreement, any of the Transaction Documents, Collateral Agreements or any of the Financing Documents;

(c) the existence of any claim, setoff, defense or other rights which the Company may have at any time against any of the Owner Participants or the Owner Trustee, the Funding Bank, the Administrating Bank, any Participating Bank, or any other Person or entity, whether in connection with this Agreement, the Transaction Documents, the Financing Documents or any other documents contemplated hereby or thereby or any unrelated transactions; provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

(d) any statement or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;

(e) payment by the Funding Bank under any Letter of Credit against presentation of a draft or certificate which does not comply with the terms of such Letter of Credit; or

(f) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

     SECTION 10. Representations and Warranties. The Company represents and warrants as follows:

     (a) Corporate Existence and Power. It is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Arkansas, is duly qualified to do business as a foreign corporation in and is in good standing under the laws of the State of Mississippi and each other state in which the ownership of its properties or the conduct of its business makes such qualification necessary except where the failure to be so qualified would not have a material adverse effect on its business or financial condition or its ability to perform its obligations under this Agreement, the Transaction Documents or the Collateral Agreements to which it is a party, and has all
corporate   powers   and  all  material  governmental   licenses,
authorizations, consents and approvals required to carry on its business as now conducted.

(b) Corporate Authorization. The execution, delivery and performance by it of this Agreement and each Transaction Document and Collateral Agreement to which it is a party, have been duly authorized by all necessary corporate action on its part and do not, and will not, require the consent or approval of its shareholders, or any trustee or holder of any Indebtedness or other obligation of it. Certain authorizations, consents and approvals are required to be and will have been obtained, given or accomplished on or before the Refunding Date in connection with the Refunding Loans and Financing Documents.

(c) No Violation, etc. Neither the execution, delivery or performance by it of this Agreement or any Transaction Document or Collateral Agreement to which it is a party, nor the consummation by it of the transactions contemplated hereby or thereby, nor compliance by it with the provisions hereof or thereof, conflicts or will conflict with, or results or will result in a breach or contravention of any of the provisions of its charter or by-laws or any Applicable Law, or any indenture, mortgage, lease or any other agreement or instrument to which it or any of its Affiliates is a party or by which its property or the property of any of its Affiliates is bound, or results or will result in the creation or imposition of any Lien (other than Liens permitted under Section 12(e) hereof) upon any of its property or the property of any of its Affiliates. There is no provision of its charter or by-laws, or any Applicable Law, or, except as disclosed in the Disclosure Documents, any such indenture, mortgage, lease or other agreement or instrument which materially adversely affects, or in the future is likely (so far as it can now foresee) to materially adversely affect, its business, operations, affairs, condition, properties or assets. There is no provision of its charter or by-laws, or any Applicable Law, or any such indenture, mortgage, lease or other agreement or instrument which materially adversely affects, or in the future is likely (so far as it now can foresee) to materially adversely affect its ability to perform its obligations under this Agreement or any Transaction Document, Collateral Agreement or Financing Document to which it is, or is to become, a party.

(d) Governmental Actions. No Governmental Action is or will be required in connection with (a) the execution, delivery or performance by it, or the consummation by it of the transactions contemplated by this Agreement or any Transaction Document or Financing Document to which it is, or is to become, a party, or Sections 1.3 and 1.4 of the Supplementary Capital Funds Agreement or Section 2.2(b) of the Availability Agreement Assignment, or
(b) the execution and delivery of the Collateral Agreements, except such Governmental Actions (i) as have been, or on or before the Closing Date, in the case of this Agreement, the Transaction Documents and the Collateral Agreements, or the Refunding Date, in the case of the Financing Documents, will have been, duly obtained, given or accomplished, (ii) as may be required under existing Applicable Law to be obtained, given or accomplished from time to time after the Closing Date in connection with the maintenance, use, possession or operation of Grand Gulf or otherwise with respect to Grand Gulf and its involvement therewith and which are, for Unit 1, routine in nature and which it has no reason to believe will not be timely obtained, and (iii) as may be required under Applicable Law not now in effect. No Governmental Action by any Governmental Authority, (I) under the Securities Act, the Securities Exchange Act, the Trust Indenture Act, the Federal Power Act, the Atomic Energy Act, the Nuclear Waste Act, the Holding Company Act,
Title 77 of the Mississippi Code of 1972, Subtitle 1 of Title 23 of the Arkansas Code of 1987, Title 45 of the Revised Code of Louisiana of 1957, or (II) relating to energy or nuclear matters, public utilities, the environment, or health and safety in connection with Grand Gulf is or will be required (a) in connection with the participation by the Administrating Bank or any Bank in the consummation of the transactions contemplated by this Agreement, or in connection with the participation by the Owner Trustee, the Indenture Trustee, any Owner Participant, or any Loan Participant in the consummation of the transactions contemplated by the Transaction Documents, the Collateral Agreements, or the Financing Documents or (b) to be obtained by any of such Persons during the Lease Term, except such Governmental Actions of the character previously referred to in this sentence (i) as have been, or on or before the date hereof, in the case of this Agreement, the Transaction Documents and the Collateral Agreements, or the Refunding Date, in the case of any Refunding Loan or any Financing Documents, will have been, duly obtained, given or accomplished, (ii) as may be required by Applicable Law not now in effect, (iii) as may be required in consequence of any transfer of ownership of any Note or Bond by the Holder thereof, the beneficial interest in the Trust by any Owner Participant, or any of the Undivided Interests by the Owner Trustee, (iv) as may be required in consequence of the issuance, sale or exchange and delivery of any obligations issued under and pursuant to any Collateral Trust Indenture, (v) as would be required by Applicable Law existing on any of the Lease Termination Dates in connection with taking possession of an interest in Unit 1, (vi) as may be required by existing Applicable Law if, after any of the Lease Termination Dates, the Company should redeliver any Undivided Interest to the Owner Trustee pursuant to Section 5(a) of any of the Facility Leases or provide transmission services for the Owner Trustee and sell the Retained Assets to the Owner Trustee as provided under any of the Assignment and Assumption Agreements, or (vii) as may be required in consequence of any exercise of remedies or other rights by any such Person under Section 16 of any of the Facility Leases. None of the Governmental Actions referred to in clause (i) of the first sentence of this Section 10(d) or in clause (b)(i) of the second sentence of this Section 10(d) are the subject of appeal or reconsideration or other review, and, except for the Order of the SEC pursuant to the Holding Company Act and the order of the NRC under the Atomic Energy Act, regarding the transactions contemplated hereby, the time in which to make an appeal or request the review or reconsideration of any such Governmental Action has expired without any appeal or request for review or reconsideration having been taken or made.

(e) Execution and Delivery. This Agreement, the Collateral Agreements and the Transaction Documents to which it is a party have been duly executed and delivered by it, and this Agreement and each such Transaction Document and Collateral Agreement is the legal, valid and binding obligation of it enforceable against it in accordance with its terms, subject, however, to the application by a court of general principles of equity and to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' or lessors' rights generally.

(f) Litigation. Except as disclosed in the Disclosure Documents, there is no pending or threatened action or proceeding affecting the Company, Entergy, EAI, EMI, ELI, ENOI or any Significant Operating Company or Significant Operating Group before any court, governmental agency or arbitrator, as to which there is a reasonable possibility of an adverse determination that could affect the validity of this Agreement, any of the Transaction Documents, the Collateral Agreements or the UPSA, or materially and adversely affect any of the related transactions, or as to which there is a reasonable likelihood of an adverse determination that could materially and adversely affect the financial condition, business, properties, operations, or prospects of the Company or it and its Subsidiaries taken as a whole.

(g) Material Adverse Change. The consolidated balance sheets of the Company, Entergy and each of EAI, EMI, ELI, and ENOI as at December 31, 1998, and the related consolidated statements of income, retained earnings and changes in financial position certified by PricewaterhouseCoopers LLP, independent public accountants, and the most recent consolidated balance sheets of such companies and the related consolidated statements of income and changes in financial position which have been furnished to each Bank, present fairly the consolidated financial position of such companies as at such dates and the consolidated results of the operations of such companies for the periods ended on such dates, in accordance with generally accepted accounting principles consistently applied. Since December 31, 1998, there has been no material adverse change in its consolidated financial condition, business, properties, operations or prospects of
(i) the Company or (ii) Entergy and its Subsidiaries taken as a whole, except as disclosed in the Disclosure Documents to the parties hereto prior to the execution of this Agreement.

(h) Employee Benefit Plans. The Company and each of its ERISA Affiliates is in compliance in all material respects with the applicable provisions of ERISA and the regulations and published interpretations thereunder. No Reportable Event has occurred as to which the Company or any ERISA Affiliate was required to file a report with the PBGC, and the present value of all benefit liabilities under each Plan (based on those assumptions used to fund such Plan) did not, as of the last annual valuation date applicable thereto, exceed by a material amount the value of the assets of such Plan. Neither the Company nor any ERISA Affiliate has incurred any Withdrawal Liability that materially adversely affects the financial condition of the Company and its ERISA Affiliates taken as a whole. Neither the Company nor any ERISA Affiliate maintains or contributes to a Multiemployer Plan.

(i) Taxes. The Company, Entergy, and each of EAI, EMI, ELI and ENOI and each Subsidiary thereof has filed all tax returns (Federal, state and local) required to be filed and paid all taxes shown thereon to be due, including interest and penalties, or provided adequate reserves for payment thereof other than such taxes that the Company or such Subsidiary is contesting in good faith by appropriate legal proceedings.

(j)  UPSA.  The UPSA is in full force and effect.

(k) Supplemental Order. The Company, Entergy, EAI, EMI, ELI and ENOI have filed with the SEC a post-effective amendment on Form U-1 to the Application-Declaration under the Holding Company Act, File No. 70-7561, requesting authorization of an increase in approved fees to allow payment in accordance with the provisions hereof of the maximum Participation Fees reflected in the Participation Fee Rate pricing grid set forth under the definition of "Applicable Rate" herein.

(l) Year 2000 Matters. The statements contained in the filings of the Company and Entergy with the SEC with respect to year 2000 compliance are true and correct in all material respects.

     SECTION 11. Affirmative Covenants. The Company agrees that during the term of this Agreement it will:

     (a) Preservation of Corporate Existence, etc. (i) Without limiting the right of the Company to merge with or into or consolidate with or into any other corporation or entity in accordance with the provisions of Section 12(b) hereof, preserve and maintain its corporate existence in the state of its incorporation and qualify and remain qualified as a foreign corporation in each jurisdiction in which such qualification is reasonably necessary in view of its business and operations or the ownership of its properties and (ii) preserve, renew and keep in full force and effect the rights, privileges and franchises necessary or desirable in the normal conduct of its business.

(b) Compliance with Laws, etc. Comply, and cause each of its subsidiaries to comply, in all material respects with all applicable laws, rules, regulations, and orders of any governmental authority, the noncompliance with which would materially and adversely affect the business or condition of it and its Subsidiaries, taken as a whole, such compliance to include, without limitation, paying before the same become delinquent all material taxes, assessments and governmental charges imposed upon it or upon its property, except to the extent compliance with any of the foregoing is then being contested in good faith.

(c) Maintenance of Insurance, etc. Maintain, and cause each of its Subsidiaries to maintain insurance with responsible and reputable insurance companies or associations or through its own program of self-insurance in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Company operates and furnish to the Administrating Bank, within a reasonable time after written request therefor, such information as to the insurance carried as the Administrating Bank may reasonably request.

(d) Inspection Rights. At any reasonable time and from time to time as the Administrating Bank or any Participating Bank may reasonably request, (i) permit the Administrating Bank or such Participating Bank or any agents or representatives thereof to visit the properties of the Company and any of its Subsidiaries, and to discuss the affairs, finances and accounts of the Company and any of its Subsidiaries with any of their respective officers, and (ii) provide reasonable access to the financial records of the Company and any of its Subsidiaries which are generally made available to the Company's other bank creditors; provided, however, that the Company reserves the right to restrict access to any of its generating facilities in accordance with reasonably adopted procedures relating to safety and security. The Administrating Bank and each Participating Bank agree to use reasonable efforts to ensure that any information concerning the Company or any of its Subsidiaries obtained by the Administrating Bank or such Participating Bank pursuant to this Section which is not contained in a report or other document filed with the SEC which is publicly available, distributed by the Company to its security holders or otherwise generally available to the public, will, to the extent permitted by law and except as may be required by valid subpoena or in the normal course of the Administrating Bank's or such Participating Bank's business operations (which shall include such Participating Bank's sharing of its liability under the Letters of Credit with other banks), be treated confidentially by the Administrating Bank or such Bank and will not be distributed or otherwise made available by the Administrating Bank or such Participating Bank to any Person, other than the Administrating Bank's or such Bank's employees, authorized agents or representatives.

(e) Keeping of Books. Keep, and cause each Subsidiary to keep, proper books of record and account in which entries shall be made of all financial transactions and the assets and business of the Company and each of its Subsidiaries in accordance with generally accepted accounting principles.

(f) Maintenance of Properties. Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties which are used or which are useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted, it being understood that this covenant relates only to the good working order and condition of such properties and shall not be construed as a covenant of the Company or any of its Subsidiaries not to dispose of such properties by sale, lease, transfer or otherwise.

(g) Reporting Requirements. Furnish, or cause to be furnished, to the Administrating Bank, with sufficient copies for each Bank, the following:
          (i) within five days after an officer has knowledge about the occurrence of a Reimbursement Default or Prepayment Event or an Event of Default or an Indenture Event of Default, the statement of an authorized officer of the Company setting forth details of such Reimbursement Default or Prepayment Event or Event of Default or Indenture Event of Default and the action which the Company has taken or proposes to take with respect thereto;

(ii) promptly after the sending or filing thereof and, with respect to Reports on Form 10-Q in any event within 60 days after the close of each of the first three quarters in each fiscal year, copies of all reports which the Company or Entergy sends to its Securityholders generally, and copies of all reports on Form 10-K, Form 10-Q or Form 8-K which any such company or any of its respective Subsidiaries files with the SEC;

(iii) as soon as available and in any event within 120 days after the end of each fiscal year of the Company, Entergy, and each Operating Company, a copy of the annual report in the form required for reporting to the SEC for such year for such company and its Subsidiaries, containing financial statements for such year accompanied by an opinion of PricewaterhouseCoopers LLP or other independent public accountants of recognized national standing;

(iv) concurrently with the delivery of the financial statements specified in clauses (ii) and (iii) above, a certificate of the chief financial officer, treasurer, assistant treasurer or controller of the Company (A) stating whether he has any knowledge of the occurrence at any time prior to the date of such certificate of any Reimbursement Default or Prepayment Event or Event of Default or an Indenture Event of Default not theretofore reported pursuant to the provisions of paragraph (i) of this subsection (g) or of the occurrence at any time prior to such date of any such Reimbursement Default or Prepayment Event or Event of Default or an Indenture Event of Default, except Reimbursement Defaults or Prepayment Events or Events of Default or Indenture Events of Default theretofore reported pursuant to the provisions of paragraph (i) of this subsection (g) and remedied, and, if so, stating the facts with respect thereto, and
(B) setting forth in a true and correct manner, the calculation of the ratios required by Sections 12(f) and (g) hereof, as of the date of the most recent financial statements accompanying such certificate, to show the Company's compliance with or the status of the financial covenants contained herein; and

(v) such other information respecting the condition or operations, financial or otherwise, of the Company or any of its Subsidiaries, including, without limitation, copies of all reports and registration statements which the Company or any Subsidiary files with the SEC or any national securities exchange, as the Administrating Bank or any Bank may from time to time reasonably request.

     (h) ERISA. (i) Comply in all material respects with the applicable provisions of ERISA and (ii) furnish to the Administrating Bank (a) as soon as possible, and in any event within 30 days after any officer of the Company or any ERISA Affiliate knows or has reason to know that any Termination Event (other than one described in clause (v) of such defined term) has occurred that alone or together with any other such Termination Event could reasonably be expected to result in liability of the Company to the PBGC in an aggregate amount exceeding $20,000,000, a statement of an officer setting forth details as to such Termination Event and the action that the Company proposes to take with respect thereto, together with a copy of the notice of such Termination Event, if any, given to the PBGC, (b) promptly after receipt thereof, a copy of any notice the Company or any ERISA Affiliate may receive from the PBGC relating to the intention of the PBGC to terminate any Plan or Plans (other than a Plan maintained by an ERISA Affiliate which is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Code
Section 414) or to appoint a trustee to administer any such Plan, and (c) within 10 days after the due date for a filing with the PBGC pursuant to Section 412(n) of the Code of a notice of failure to make a required installment or other payment with respect to a Plan, a statement of an officer setting forth details as to such failure and the action that the Company proposes to take with respect thereto, together with a copy of such notice given to the PBGC.

(i) SEC Approval Date. (i) Use its reasonable best efforts to cause the SEC Approval Date to occur as promptly as practicable,
(ii) promptly provide to the Administrating Bank a copy of all filings with, and correspondence from, the SEC relating to the SEC approval process, (iii) promptly inform the Administrating Bank of the occurrence of the SEC Approval Date if the same shall occur and provide evidence thereof, including a true and correct copy of any relevant SEC order or other statement, and (iv) if the SEC Approval Date shall not have occurred within 12 months after the Date of Issuance, promptly (and in any event not later than 15 days after the end of such twelfth month) provide to the Administrating Bank a detailed written status report on the SEC approval process and a detailed and feasible written plan and report for avoiding a Reimbursement Event of Default under
Section 13(xv), in each case satisfactory in scope and coverage to the Administrating Bank.

     SECTION 12. Negative Covenants. The Company agrees that, during the term of this Agreement, it will not:

     (a) Sales, etc., of Assets. Except in the ordinary course of business, sell, lease, assign, transfer, or otherwise dispose of or permit any of its Subsidiaries to sell, lease, assign, transfer, or otherwise dispose of the assets of the Company or its Subsidiaries (whether in one transaction or in a series of transactions) provided, however, that (i) the Company may sell and leaseback the undivided interest in Unit 1 as contemplated by the Transaction Documents, (ii) the Company or a Subsidiary
thereof  may  sell  and  leaseback  nuclear  fuel  under   either
capitalized or noncapitalized leases; (iii) the Company or a Subsidiary thereof may, as part of an industrial development
revenue   bond   financing   of  pollution   control   facilities
constituting part of Grand Gulf, sell, lease or otherwise transfer and leaseback (or repurchase pursuant to a conditional
sale   or  other  installment  sale  contract)  such  facilities;
(iv) the Company or a Subsidiary thereof may sell, assign, transfer or otherwise dispose of undivided interests in Grand Gulf if such transactions are for the purpose of complying with an order or orders of a governmental body having jurisdiction in the premises or for the purpose of complying with the conditions of any construction permits issued to the Company or a Subsidiary thereof by the Nuclear Regulatory Commission, provided that
(A) payment for any such transaction shall be in cash or its equivalent and (B) each co-owner shall have waived any right it might have had to require any participation or division of Grand Gulf during the useful life of Grand Gulf and shall have entered into an agreement with the Company or a Subsidiary thereof for the joint operation of Grand Gulf specifying, among other things, that it will share responsibility for the operating costs of Grand Gulf and that the Company or a Subsidiary thereof shall remain responsible for the operation of Grand Gulf; and provided further that the conditions specified in the foregoing clause (B) shall be deemed modified by any contrary requirements of the Nuclear Regulatory Commission; (v) the Company or a Subsidiary thereof may sell and lease-back assets (up to $500 million in
aggregate   proceeds  received)  under  either   capitalized   or
noncapitalized leases; and (vi) the Company or a Subsidiary thereof may sell accounts receivable in the ordinary course of business.

(b) Mergers, etc. Merge with or into or consolidate with or into any other corporation or entity, or permit any of its Subsidiaries to do so unless (i) immediately after giving effect thereto, no event shall occur and be continuing which constitutes a Reimbursement Default or Prepayment Event, (ii) the consolidation or merger shall not materially and adversely affect the ability of such Company (or its successor by merger or consolidation as contemplated by clause (iii) of this
Section 12(b)) to perform its obligations hereunder or under any of the Transaction Documents, Collateral Agreements or Financing Documents, (iii) in the case of any merger or consolidation to which the Company is a party, the corporation or entity formed by such consolidation or into which the Company shall be merged shall (A) assume the Company's obligations under this Agreement, the Collateral Agreements, the Transaction Documents, and the Financing Documents in a writing satisfactory in form and substance to the Required Banks, and (B) provide to the Banks an opinion to the effect that the instrument of assumption complies with the terms hereof and constitutes a valid, legally binding and enforceable obligation of such corporation or entity.

(c) Assignment or Modification of Transaction Documents, Collateral Agreements or Financing Documents. (i) Enter into any assignment of its obligations under any of the Transaction Documents or Financing Documents (except as contemplated herein or therein), without first obtaining the express prior written consent of the Required Banks thereto, (ii) cancel, terminate and supplement, modify, waive or consent to any cancellation, termination, amendment, supplement of modification (each, a "Modification") of any of the Transaction Documents or Financing Documents or any provisions thereof unless it has given the Banks prior notice thereof, and if such modification could materially and adversely affect the Required Banks' rights and interests hereunder or the ability of the Company to perform its obligations hereunder, the Required Banks have given their prior written consent within 15 Business Days and (iii) except as otherwise provided herein, enter into any Modification of any of the Collateral Agreements or this Section 12(c) without first obtaining the prior written consent of all Participating Banks.

(d) Cessation of Operations. Cease operating Unit 1 if a cheaper source of energy is available unless both (i) the marginal cost of energy at Unit 1 is greater than the cost of purchasing energy from other available sources and (ii) the cessation of operation of Unit 1 would not result, or reasonably be expected to result, in the cessation of allocations of capacity charges under the UPSA or the removal of Unit 1 from the FERC jurisdictional rate base.

(e) Liens. Create, assume or suffer to exist any Lien upon any of its assets, now owned or hereafter acquired, securing any Indebtedness or other obligation except: (i) Liens existing on the date of execution and delivery of this Agreement, (ii) Liens established under the Mortgage, and any successor or general and refunding mortgage so long as provision is made that no further bonds may be issued under any predecessor mortgage except to secure bonds issued under the then current successor or general and refunding mortgage (iii) Liens contemplated to be granted by the Company or the Owner Trustee pursuant to Section 2.1 of the Indenture, (iv) Liens contemplated to be granted by the Company to the Owner Participant pursuant to the Participation Agreement,
(v) Liens securing sale and leaseback transactions permitted under Section 12(a)(v) hereof, (vi) Liens on nuclear fuel securing sale and leaseback transactions involving such nuclear fuel, (vii) assignments of the Capital Funds Agreement permitted by the Supplementary Capital Funds Agreement, (viii) assignments of the Availability Agreement permitted by the Availability Agreement Assignment, (ix) deposits or pledges to secure the payment of workmen's compensation, unemployment insurance, old age pensions or other social security benefits or obligations;
(x) mechanics', materialmen's, warehousemen's, carriers' or other like liens arising in the ordinary course of business securing obligations which are not overdue for a period longer than 30 days, or which are being contested by the Company in good faith and as to which adequate reserves shall have been set aside on the books of the Company; (xi) Liens incurred or created in connection with or to secure the performance of bids, tenders, contracts (other than for the payment of money), leases, statutory obligations, surety bonds or appeal bonds, and other liens of like nature incurred or created in the ordinary course of business; (xii) Liens created or incurred in connection with industrial development revenue bond financing of pollution control facilities constituting part of Grand Gulf, provided that any proceeds received by the Company as a result of such financing (after deducting any costs and expenses incurred in connection therewith) are applied either to pay or prepay Indebtedness or to pay the construction costs of Grand Gulf;
(xiii) purchase money liens on property purchased or acquired, not to exceed in the aggregate the principal amount of $20,000,000, provided that (A) the aggregate of the liens pertaining to such property may not exceed sixty-five percentum (65%) of the cost or fair value, whichever is less, of such property at the time of acquisition, and (B) each such lien shall apply only to such property originally subject thereto plus improvements; (xiv) Liens of financing agencies or other persons providing financing on any part of Grand Gulf which is reacquired by the Company following a default by an owner thereof under any agreement for joint operation of Grand Gulf referred to in subsection 12(a)(iv) hereof; (xv) Liens on the UPSA, or the right to receive any payments thereunder, if, but only if, the Administrating Bank shall have a valid and perfected first priority security interest in the UPSA and the rights to receive payment thereunder pro rata and pari passu with any other secured party; and (xvi) Excepted Encumbrances.

(f) Maintenance of Consolidated Equity. (i) Permit at any time Consolidated Equity to be less than 33% of (A) Consolidated Capitalization plus (B) Short-Term Debt in excess of 10% of Consolidated Capitalization, and (ii) permit at any time Consolidated Common Equity to be less than 29% of
(A) Consolidated Capitalization plus (B) Short-Term Debt in excess of 10% of Consolidated Capitalization.

(g) Fixed Charge Ratio. Permit with respect to each fiscal quarter (determined as of the last day of such fiscal quarter) a Fixed Charge Ratio to be less than 1.60. "Fixed Charge Ratio" with respect to any fiscal quarter shall mean the ratio of
(A) the sum of (v) consolidated net income of the Company and its Subsidiaries for the 12-month period ended on the last day of such fiscal quarter plus (or minus) (w) all extraordinary items deducted (or added) in determining said net income plus (x) all income taxes deducted in determining said net income minus
(y) income tax credits added in determining said net income plus
(z) the sum of (i) all interest expense in respect of Indebtedness of the Company and its Subsidiaries deducted in determining said net income and (ii) the interest element of rental payments deducted in determining such net income under operating lease obligations of the Company and its Subsidiaries during such 12-month period as shown in their respective financial statements or notes thereto (the aggregate interest expense and interest element of rental payments described in this clause (z) being referred to as "Interest Expense") to
(B) Interest Expense for such fiscal quarter.

     SECTION  13.    Reimbursement Events of Default;  Prepayment
Events.   The following events shall be "Reimbursement Events  of
Default" hereunder unless waived by the Required Banks pursuant to Section 14 hereof:

          (i) the Company shall (a) fail to pay when due any amount payable under Section 2 hereunder, or (b) fail to pay any amount payable under Section 3 hereof within 5 Business Days after the same shall become due; or

(ii) the Company shall violate any covenant contained in
Section 12 hereof, except for violations resulting from an involuntary lien under Section 12(e) hereof; or

(iii) the Company shall fail to observe or perform any covenant contained in Section 11(g)(i) hereof; or

(iv) the Company shall fail to make, or cause to be made, after the passage of any applicable grace period, any payment or payments specified in Section 15(i) of any of the Facility
Leases; or

(v) the Company shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those covered by clauses (i), (ii) and (iii) above) for 30 days after written notice thereof has been given to the Company by the Administrating Bank or any Bank; or

(vi) any representation, warranty, certification or statement made by the Company in this Agreement or in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect or misleading in any material respect when made; or

(vii) any material provision of this Agreement shall at any time for any reason cease to be valid and binding upon the Company, or shall be declared to be null and void, or the validity or enforceability thereof shall be contested by the Company or any governmental agency or authority, or the Company shall deny that it has any or further liability or obligation under this Agreement; or

          (viii) (a) the Company or any Subsidiary of the Company shall fail to make any payment of any amount in respect of any Obligations, or to make any payment of any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in such agreement or instrument relating to such Obligations;

               (b) any other default under any agreement or instrument relating to any Obligations of the Company or any Subsidiary of the Company, or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is to accelerate, (other than by a specified mandatory redemption provision in connection with pollution control bonds unrelated to any default or event of default with respect thereto), the maturity of any such Obligations and if the total of all such Obligations which (x) have become due and not been paid under clause (viii)(a) and (y) have been accelerated under this clause (viii)(b) shall exceed $10,000,000 in the aggregate;

               (c) if any EOL Term Advances or DLE Term Advances are outstanding, Entergy shall fail to make any payment of any amount in respect of any of its Obligations the aggregate principal amount of which is greater than $25,000,000, or to make any payment of any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in such agreement or instrument relating to such Obligations;

               (d) if any EOL Term Advances or DLE Term Advances are outstanding, any other default under any agreement or instrument relating to any Obligations of Entergy the aggregate principal amount of which is greater than $25,000,000, or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is to accelerate, (other than by a specified mandatory redemption provision in connection with pollution control bonds unrelated to any default or event of default with respect thereto), the maturity of any Obligations and if the total of all such Obligations which (x) have become due and not been paid under clause (viii)(c) and
          (y) have been accelerated under this clause (viii)(d) shall exceed $25,000,000 in the aggregate; or

               (e)    any  Obligations  of  the  Company  or  any
          Subsidiary of the Company the aggregate principal amount of which is greater than $10,000,000, or if any EOL Term Advances or DLE Term Advances are outstanding, any Obligations of Entergy the aggregate principal amount of which is greater than $25,000,000, in any case shall be declared due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment or a specified mandatory redemption provision in connection with pollution control bonds unrelated to any default or event of default with respect thereof) prior to the stated maturity thereof; or

          (ix) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (a) relief in respect of the Company, any Significant Operating Company or Significant Operating Group or of a substantial part of its or their property or assets, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law, (b) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for such company or group, or for a substantial part of its or their property or assets, or (c) the winding-up or liquidation of the Company or any Significant Operating Company or Significant Operating Group; and such proceeding or petition shall continue undismissed for 60 days, or an order or decree approving or ordering any of the foregoing shall be entered; or

(x) the Company or any Significant Operating Company or Significant Operating Group shall (a) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law, (b) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in (ix) above,
(c) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for such company or companies, or for a substantial part of its or their property or assets, (d) file an answer admitting the material allegations of a petition filed against it or them in any such proceeding, (e) make a general assignment for the benefit of creditors, (f) become unable, admit in writing its or their inability or fail generally to pay its or their debts as they become due or (g) take any action for the purpose of effecting any of the foregoing; or

(xi) any judgment or order for the payment of money exceeding any applicable insurance coverage by more than $10,000,000 shall be rendered against the Company or any Subsidiary of the Company and shall remain undischarged or unstayed for 30 days and enforcement proceedings shall have been commenced by any creditor upon such judgment or order; or

(xii) within 30 days after the reporting of any Termination Event to the Administrating Bank, the Administrating Bank shall have notified the Company in writing that the Required Banks have made a reasonable determination that, on the basis of such Termination Event, the financial condition of the Company is, or could reasonably be expected to become, materially and adversely affected; or

(xiii) this Agreement or any Collateral Agreement shall for any reason cease to be, or be asserted by either the Company, Entergy, or any Operating Company not to be, a legal, valid and binding obligation of the Company, Entergy or the Operating Companies, enforceable in accordance with its terms, or the security interest or lien purported to be created by any Collateral Agreement shall for any reason cease to be, or be asserted by the Company not to be, a valid, first priority perfected security interest (subject to no liens, except liens not prohibited by Section 12(e) hereof) in the Collateral as defined under each such agreement; or

(xiv) Entergy shall cease to own, directly or indirectly, free and clear of all Liens whatsoever, all of the common stock equity and all of the voting stock of any of the Company, EAI, ELI, EMI or ENOI (other than preferred stock which has only limited voting rights upon default); or

(xv) the SEC Approval Date shall not have occurred within 15 months after the Date of Issuance of the first Letter of Credit to be issued as contemplated hereby, unless (a) each Participating Bank and the Funding Bank shall have consented, in their sole and absolute discretion, pursuant to Section 14 hereof, to an extension, beyond such 15th month, of the period in which the SEC Approval Date may occur and shall have stipulated such extended period, or (b) the Company shall have posted, and shall maintain, cash collateral with the Administrating Bank in an amount equal to the aggregate Maximum Available Credit Amount under each Letter of Credit, as the same may be increased in accordance with the terms thereof.

The following event shall be a "Prepayment Event" hereunder unless waived by the Required Banks pursuant to Section 14 hereof: any change in Applicable Law or any Governmental Action (including revocation or modification of any required regulatory approval) shall occur which adversely affects, in other than immaterial ways, (I) the obligations or ability of the Company, Entergy, any Operating Company, any Owner Trustee, the Indenture Trustee, any Owner Participant, the Funding Corporation, the Funding Bank, the Administrating Bank, any Participating Bank or any Participant to make any required payment under, or otherwise to perform, or the right or ability of any such Person to enforce its rights under, this Agreement, any of the Transaction Documents or any of the Collateral Agreements or (II) the value of the Collateral Agreements or the Lease Indenture Estate, unless such result can be avoided by action which is within the control of and can be taken by a Bank or Participant within a reasonable period of time, and which is not adverse to the interests of or onerous to such bank (and each Bank and Participant covenants with each other Bank and Participant to take any such action).

If a Reimbursement Event of Default or Prepayment Event occurs and is continuing, the Required Banks may, in their sole discretion, (I) by notice to the Company and the Owner Participants cause the Funding Bank to terminate the Letters of Credit of such Owner Participants as provided therein and
(II) declare the Advances and all other principal amounts outstanding hereunder, all interest thereon and all other amounts payable hereunder to be due and payable within two Business Days after demand therefor by the Required Banks to the Company, whereupon the Advances and all other principal amounts outstanding hereunder, all such interest and all such other amounts shall become and be forthwith due and payable at such time, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Company; provided, however, that in the event of the occurrence of any Reimbursement Event of Default described in subsection (ix) or subsection (x) above, with respect to the Company, (1) the obligations of the Participating Banks to make Advances shall automatically be terminated, and (2) the Advances and all other principal amounts outstanding hereunder, all interest accrued and unpaid thereon and all other amounts payable hereunder shall automatically become due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Company.

     SECTION 14. Amendments and Waivers. Subject to the provisos of this Section 14 and to Section 23 hereof, neither this
Agreement   nor   any   provision  hereof   (including,   without
limitation, any Letter of Credit) may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Company and the Required Banks; provided, however, that no such agreement shall (i) change the Maximum Credit Amount with respect to any Letter of Credit (other than any reduction in such Maximum Credit Amount in accordance with the provisions of such Letter of Credit), or extend or advance the maturity of the Letters of Credit or the dates for the reimbursement of drawings under the Letters of Credit or for the repayment of Advances or the payment of interest on such drawings or Advances, or reduce the rate of interest on any unreimbursed drawings or Advances, (ii) change the Participation Percentage of any Participating Bank or the fees provided for in Section 3 hereof, (iii) waive, modify or eliminate any of the conditions specified in Section 7(f) or 7(g), (iv) reduce the principal of, or interest on, the Advances, any amount reimbursable on demand pursuant to Section 2(a), or any fees or other amounts payable
hereunder  or  (v)  amend  or  modify  the  provisions  of   this
Section 14, Section 4 hereof, Section 5(b) hereof, Section 6(d) hereof, Section 9 hereof, Section 12(c)(iii) hereof, Section 13 hereof, Section 17 hereof, Section 19 hereof, Section 21 hereof,
Section 22 hereof or Section 23 hereof, the proviso in Section 18 or the definition of "Required Banks", in each case without the prior written consent of each Participating Bank and the Funding Bank; provided further that no such agreement shall (I) change the identity of any Participating Bank or amend, modify or otherwise affect the rights or duties of the Funding Bank hereunder, (II) amend or modify the provisions of Sections 5(a),
(b), (c), (d), (e) or (f) hereof, or (III) change the fees provided for in Section 3(a) hereof, without the written consent of the Funding Bank or amend, modify or otherwise affect the rights or duties of the Administrating Bank hereunder, without
the   written   consent   of   the  Administrating   Bank.    The
Administrating  Bank  and  each  Bank  shall  be  bound  by   any
modification or amendment authorized by this Section 14, and any consent by any Participating Bank pursuant to this Section 14
shall   bind   any  successor  Participating  Bank  acquiring   a
participation from it whether or not such successor Participating Bank has received actual notice thereof.

     SECTION 15. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including telex, telecopy or other facsimile transmission) and shall be given to such party, addressed to it, at its address or telex or telecopy number set forth below the name of such party on the signature pages hereof or such other address or telex or telecopy number as such party may hereafter specify for that purpose by notice to the other parties. Each such notice, request or communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number specified below and the appropriate answerback is received,
(ii) if given by mail upon receipt but not later than 10 days after such communication is deposited in the mails with first-class postage prepaid, addressed as aforesaid, or (iii) if given by any other means, when delivered at the address for notices described above.

     SECTION 16. No Waiver; Remedies. No failure on the part of the Administrating Bank or any Bank to exercise, and no delay in exercising, any power or right hereunder for any period of time shall operate as a waiver thereof nor shall any single or partial exercise of any such right or power preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies herein provided to the Administrating Bank and the Banks are cumulative and not exclusive of any other rights or remedies which the Administrating Bank or any Bank may otherwise
have.   No waiver of any provision of this Agreement nor  consent
to any departure by the Company therefrom shall in any event be effective unless the same shall be authorized as provided in
Section 14 above, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances.

     SECTION 17. Right of Setoff.  (a) If a Reimbursement Event of
Default   or  Prepayment  Event  shall  have  occurred   and   be
continuing, each Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank to or for the credit or the account of the Company against any of and all the obligations of the Company now and hereafter existing under this Agreement, irrespective of whether or not such Bank shall have
made   any   demand  under  this  Agreement  and  although   such
obligations may be unmatured. If the Funding Bank shall assert any setoff in accordance with the provisions of Section 5(d) hereof to be applied in reduction of the obligations of the Company pursuant to Section 2 hereof and a Participating Bank
shall  have  fulfilled  its  obligations  to  the  Funding   Bank
hereunder, then such Participating Bank shall be entitled to share in such application in proportion to its Participation
Percentage.   Each  Bank agrees promptly to  notify  the  Company
after any such setoff and application made by such Bank, but the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Bank under this Section are in addition to other rights and remedies (including, without limitation, other rights of setoff) which such Bank may have.

     (b) Each Participating Bank agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against the Company, including, but not limited to, a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Participating Bank under any applicable bankruptcy, insolvency or other similar law or otherwise, obtain payment (voluntary or involuntary) in respect of amounts paid by it pursuant to Section 5(a) as a result of which the unreimbursed portion of Section 5(a) payments made by it shall be proportionately less (determined in accordance with each Participating Bank's Participation Percentage) than the unreimbursed portion of Section 5(a) payments made by any other Participating Bank, it shall be deemed to have simultaneously purchased from such other Participating Bank a participation in the unreimbursed portion of Section 5(a) payments made by such other Participating Bank, so that the aggregate unreimbursed portion of Section 5(a) payments made by it and participations in the unreimbursed portion of Section 5(a) payments made by each other Participating Bank and held by it shall be in the same proportion (determined in accordance with each Participating Bank's Participation percentage) to the aggregate unreimbursed portion of Section 5(a) payments made by all Participating Banks as the principal amount of the unreimbursed portion of Section 5(a) payments made by it prior to such exercise of banker's lien, setoff or counterclaim was to the unreimbursed portion of all Section 5(a) payments made by all Participating Banks prior to such exercise of banker's lien, setoff or counterclaim; provided, however, that if any such purchase or purchases or adjustments shall be made pursuant to this Section 17(b) and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. The Company expressly consents to the foregoing arrangements and agrees that any Participating Bank holding a participation in an unreimbursed portion of Section 5(a) payment deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by it to such Participating Bank as fully as if such Participating Bank held an unreimbursed portion of
Section 5(a) payment in the amount of such participation.

     SECTION 18. Continuing Obligation. Except with respect to Sections 20, 21 and 22, the obligations of the Company under this Agreement shall continue until the later of (i) the Termination Date of the last outstanding Letter of Credit or (ii) the date upon which all amounts due and owing to the Administrating Bank and the Banks hereunder shall have been paid in full and shall
(a) be binding upon the Company and its successors and assigns and (b) inure to the benefit of and be enforceable by the Banks and their successors, transferees and assigns; provided, however, that the Company may not assign all or any part of this Agreement without the prior written consent of the Funding Bank and the Participating Banks.

     SECTION 19. Extension of Letters of Credit. At least 120 days but not more than 365 days before the Stated Expiration Date of a Letter of Credit, the Company may request the Banks, by giving written notice of such request to the Administrating Bank, to extend the Stated Expiration Date of such Letter of Credit, specifying the terms and conditions, including fees, to be applicable to such extension. The Administrating Bank shall promptly notify the Funding Bank and each Participating Bank of such request, and no later than 60 days from the date on which the Administrating Bank shall have received notice from the Company pursuant to the preceding sentence, the Administrating Bank shall notify the Company of the consent or nonconsent of the Banks to such extension request, and if the Administrating Bank shall give no such notice to the Company, the Banks shall be
deemed  not  to  have  consented to such extension  request.   No
extension shall be effective without the consent of the Funding Bank and each of the Banks. The Banks' consent shall be conditional upon the preparation, execution and delivery of legal documentation in form and substance satisfactory to the Banks and
their   counsel   incorporating  substantially  the   terms   and
conditions contained in the extension request as the same may be modified by agreement among the Company and the Banks.

     SECTION 20. Limited Liability of the Banks. As between the Company, on the one hand, and the Banks and the Administrating Bank, on the other hand, the Company assumes all risks of the acts or omissions of the Owner Participants with respect to their use of the Letters of Credit. None of the Administrating Bank, the Banks or any of their officers or directors shall be liable or responsible for: (a) the use which may be made of the Letters of Credit or for any acts or omissions of the Owner Participants
in   connection  therewith;  (b)  the  validity,  sufficiency  or genuineness of documents, or of any endorsement(s) thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by the Funding Bank against presentation of documents which do not comply with the terms of the appropriate Letter of Credit, including failure of any documents to bear any reference or adequate reference to the appropriate Letter of Credit; or
(d) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, except only that the Company and the Participating Banks shall have a claim against the Funding Bank, and the Funding Bank shall be liable to the Company and the Participating Banks to the extent, but only to the extent, of any direct, as opposed to consequential, damages suffered by the Company or the Participating Banks, as the case may be, which the Company or the Participating Banks, as the case may be, prove were caused by (i) the Funding Bank's willful misconduct or gross negligence in determining whether documents presented under a Letter of Credit comply with the terms thereof or (ii) the Funding Bank's willful failure to pay under a Letter of Credit after the presentation to it by the appropriate Owner Participant of a draft and certificate strictly complying with
the   terms  and  conditions  of  such  Letter  of  Credit.    In
furtherance and not in limitation of the foregoing, the Funding Bank may accept documents that appear on their face to be in
order,   without   responsibility  for   further   investigation,
regardless of any notice or information to the contrary.  Nothing
in   this   Section  20  is  intended  to  limit  the   Company's
reimbursement  obligation contained in Section 2  hereof  or  any
Participating  Bank's  reimbursement  obligation   contained   in
Section 5(a) hereof.

     SECTION 21. Costs, Expenses and Taxes. The Company agrees to pay not later than 30 days after demand therefor, whether or not
the   transactions  contemplated  herein  are  consummated,   all
reasonable costs and expenses of the Administrating Bank in connection with the preparation, execution, delivery, filing and administration of this Agreement and any other documents which may  be  delivered in connection with this Agreement,  including,
without   limitation,  the  reasonable  fees  and   out-of-pocket
expenses of special counsel for the Administrating Bank and the Banks (including, without limitation, the fees and out-of-pocket
expenses   of   King  &  Spalding,  special   counsel   for   the
Administrating  Bank  and  the  Participating   Banks,   and   of
McDermott, Will & Emery, special counsel for the Funding Bank and the Documentation Agent) with respect thereto and with respect to advising the Administrating Bank and the Banks as to their rights
and   responsibilities  under  this  Agreement  and  to  pay  all reasonable counsel fees and expenses that may be incurred by the Administrating Bank and each of the Banks in connection with any Reimbursement Event of Default or Prepayment Event or any waiver or amendment of, or the enforcement of, this Agreement and such other documents which may be delivered in connection with this
Agreement.   In addition, the Company agrees to pay any  and  all
stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement and such other documents and agree to hold the Administrating Bank and the Banks harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees;
provided that the Administrating Bank and the Banks agree promptly to notify the Company of any such taxes and fees which are incurred by such Bank. Without prejudice to the survival of any other obligation of the Company hereunder, the obligations of the Company contained in this Section 21 shall survive the payment in full of amounts payable by the Company under Section 2 hereof and the termination of the Letters of Credit and this Agreement.

     SECTION 22. Indemnification. The Company hereby agrees to indemnify and hold harmless the Administrating Bank and each Bank
from   and   against   any  and  all  claims,  damages,   losses,
liabilities,   costs   or   expenses   whatsoever    which    the
Administrating Bank or such Bank may reasonably incur (or which may be claimed against the Administrating Bank or such Bank by any Person or entity whatsoever) (a) by reason of any inaccuracy in any material respect, or untrue statement or alleged untrue statement of any material fact contained or incorporated by reference in any offering document distributed by or on behalf of the Company in connection with obtaining purchasers of the Undivided Interest in Unit 1, or in any supplement or amendment to either thereof, or the omission or alleged omission to state therein a material fact necessary to make such statements, in the light of the circumstances under which they are or were made, not misleading; (b) by reason of or in connection with the execution, delivery and performance of this Agreement, the Transaction Documents and Financing Documents; or (c) by reason of or in connection with the execution and delivery or transfer of, or payment or failure to make lawful payment under, any Letter of Credit; provided that the Company shall not be required to indemnify the Administrating Bank or any Participating Bank for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by the willful misconduct or gross negligence of the Funding Bank in determining whether a draft or certificate presented under a Letter of Credit complied with the terms of such Letter of Credit or the Funding Bank's willful failure to make lawful payment under a Letter of Credit after the presentation to it by the appropriate Owner Participant of a draft and certificate strictly complying with the terms and conditions of such Letter of Credit. Nothing in this Section 22 is intended to limit the Company's reimbursement obligation contained in Section 2 hereof or any Participating Bank's reimbursement obligation contained in Section 5(a) hereof. Without prejudice to the survival of any other obligation of the Company hereunder, the indemnities and obligations of the Company contained in this Section 22 shall survive the payment in full of amounts payable by the Company under Section 2 hereof and the termination of the Letters of Credit and this Agreement or the substitution of any of the Banks pursuant to Sections 4(g) or (h) hereof.

     SECTION 23. Sales of Participations; Assignments. (a) Without the consent of the Funding Bank, the Administrating Bank, the Company or any other Participating Bank, each Participating Bank may grant participations in its participation in the Letters of Credit (each Person to which a participation is granted being called a "Participant") and in such event such Participating Bank will, in its own name and as agent for any such Participant, enforce all rights and interests of any Participant under this Agreement, and accept all performances required of the Company under this Agreement; provided, however, that such Participating
Bank shall remain entitled to exercise any right, remedy and power hereunder (other than, if agreed between the Participating
Bank  and the Participant, with respect to (i) the Maximum Credit
Amounts  or  the  effective  Participation  Percentage  of   such
Participant, (ii) the maturity of the Letters of Credit or the dates for the reimbursement of drawings under the Letters of
Credit or the payment of interest thereon, (iii) the rate of interest on unreimbursed drawings, or (iv) the fees to be paid hereunder), and shall remain fully obligated to the Funding Bank
as   provided   herein.    Any  such  Participant   will   be   a
"Participating Bank" for purposes of Section 2(l) and  Section  4
hereof.   If, at the time of a grant of a participation  pursuant
to this Section 23(a), such grant would result in a claim for compensation pursuant to Sections 2(l), 4(b), (c) or (d) hereof materially greater than that to which the Participating Bank granting such participation is entitled, such grant shall be subject to the consent of the Company.

     (b) With the prior written consent of the Administrating Bank, the Funding Bank and the Company (which consent in the case of the Administrating Bank and the Company shall not be unreasonably withheld), any Participating Bank may cause all or a portion of its obligations hereunder to be assumed by a financial institution, and notwithstanding the provisions of Section 14 hereof, upon the execution and delivery to the Administrating Bank (together with a processing and recordation fee of $3,500) of an assignment and acceptance agreement (which shall be satisfactory in form and substance to the Administrating Bank and the Funding Bank) executed by the Administrating Bank, the Funding Bank, such transferring Participating Bank and such financial institution, such financial institution shall become a "Participating Bank" for purposes of this Agreement and shall be entitled to the rights, privileges and obligations of a Participating Bank hereunder and such transferring Participating Bank shall be released from its obligations with respect to the portion of its participation so assumed; provided, that (i) the obligations so transferred and assumed shall not be less than $5,000,000 and (ii) the prior written consent of the Company shall not be required for a transfer of all or a portion of a Participating Bank's obligations hereunder to another Participating Bank or an affiliate of a Participating Bank.

     (c) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Company may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Bank (and any attempted assignment or transfer by the Company without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby) any legal or equitable right, remedy or claim under or by reason of this Agreement.

     SECTION 24. Administrating Bank. (a) In order to expedite the various transactions contemplated by this Agreement, The Chase Manhattan Bank is hereby appointed to act as Administrating
Bank  on  behalf  of  the  Participating  Banks.   Each  of   the
Participating   Banks   hereby   authorizes   and   directs   the
Administrating  Bank  to  take such  action  on  behalf  of  such
Participating  Bank  under  the  terms  and  provisions  of  this
Agreement   and  to  exercise  such  powers  hereunder   as   are
specifically delegated to or required of the Administrating Bank by the terms and provisions hereof, together with such powers as are reasonably incidental thereto. The Administrating Bank is hereby expressly authorized on behalf of the Participating Banks, without hereby limiting any implied authority, (i) to receive on behalf of each of the Participating Banks any payment of fees due to the Participating Banks hereunder and all other amounts accrued hereunder paid to the Administrating Bank for the accounts of the Participating Banks, and promptly to distribute to each Participating Bank its proper share of all payments so received; (ii) to give notice within a reasonable time on behalf of each of the Participating Banks to the Company of any Reimbursement Event of Default or Prepayment Event specified in this Agreement of which the Administrating Bank has actual
knowledge   acquired   in  connection  with   its   capacity   as
Administrating Bank hereunder; and (iii) to distribute to the Funding Bank and each Participating Bank copies of all notices, agreements and other material as provided for in this Agreement as received by the Administrating Bank.

     (b) Neither the Administrating Bank nor any of its directors, officers, employees or agents shall be liable as such for any action taken or omitted by any of them hereunder except for its or his own gross negligence or willful misconduct, nor be responsible for any statement, warranty or representation herein or the contents of any document delivered in connection herewith nor be required to ascertain or to make any inquiry concerning the performance or observance by the Company of any of the terms, conditions, covenants or agreements of this Agreement. The Administrating Bank shall not be responsible to the Participating Banks for the due execution, genuineness, validity, enforceability or effectiveness of this Agreement, the Letters of Credit or any other instrument to which reference is made herein. The Administrating Bank shall in all cases be fully protected in acting, or refraining from acting, in accordance with written instructions signed by the Required Banks, and, except as otherwise specifically provided herein, such instructions and any action taken or failure to act pursuant thereto shall be binding on all the Participating Banks. The Administrating Bank shall, in the absence of knowledge to the contrary, be entitled to rely on any paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons. Neither the Administrating Bank nor any of its directors, officers, employees or agents shall have any responsibility to the Company or the Funding Bank on account of the failure or delay in performance or breach by any Participating Bank or the Funding Bank of any of its obligations hereunder or to any Participating Bank on account of the failure of or delay in performance or breach by any other Participating Bank, the
Funding Bank or the Company of any of their respective obligations hereunder or in connection herewith. The Administrating Bank may execute any and all duties hereunder by or through agents or employees and shall be entitled to advice of legal counsel selected by it with respect to all matters arising hereunder and shall not be liable for any action taken or suffered in good faith by it in accordance with the advice of such counsel.

     (c) With respect to the Participation Percentage of it hereunder, the Administrating Bank, in its individual capacity and not as the Administrating Bank, shall have the same rights and powers hereunder and under any other agreement executed in connection herewith as any other Participating Bank and may exercise the same as though it were not the Administrating Bank, and the Administrating Bank and its affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Company, any Subsidiary or any other affiliate thereof as if it were not the Administrating Bank.

     (d) Each Participating Bank agrees (i) to reimburse the Administrating Bank in the amount of such Participating Bank's pro rata share (determined in accordance with such Participating Bank's Participation Percentage) of any expenses incurred for the benefit of the Participating Banks by the Administrating Bank, including counsel fees and compensation of agents and employees paid for services rendered on behalf of the Participating Banks, not reimbursed by the Company and (ii) to indemnify and hold harmless the Administrating Bank and any of its directors, officers, employees or agents, on demand, in the amount of its pro rata share (determined as aforesaid), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against it in its capacity as the Administrating Bank or against any of its directors, officers, employees or agents in any way relating to or arising out of this Agreement or any action taken or omitted by it or any of them under this Agreement, to the extent not reimbursed by the Company, provided that no Participating Bank shall be liable to the Administrating Bank for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of the Administrating Bank or any of its directors, officers, employees or agents.

     (e) Each Participating Bank acknowledges that it has, independently and without reliance upon the Administrating Bank or any other Participating Bank and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Participating Bank also acknowledges that it will, independently and without reliance upon the Administrating Bank or any other Participating Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder.

     SECTION 25. Termination by the Company. The Company may, upon 30 days written notice to the Administrating Bank, terminate this Agreement; provided, however, that any such proposed termination shall not be effective until (i) all Owner Participants have delivered their Letters of Credit to the Funding Bank for
cancellation   together  with  a  duly   executed   request   for
cancellation  in the form of Exhibit 7 to Exhibit A  hereto,  and
(ii) the Company has paid all fees, expenses and interest accrued hereunder.

     SECTION 26.    Termination of Availability Agreement Assignment.
The   parties  hereto  agree  that  the  Availability   Agreement
Assignment shall be terminated upon the earlier of (a) the release or termination of each other collateral assignment of the Availability Agreement entered into by the Company and each Operating Company (other than any collateral assignment that relates to the Original Reimbursement Agreement or any amendment or restatement thereof) and (b) the indefeasible repayment in full of all Indebtedness of the Company (other than Indebtedness under this Agreement) secured by each such other collateral assignment of the Availability Agreement.

     SECTION 27. Severability. Any provision of this Agreement which is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to
the    extent   of   such   prohibition,   unenforceability    or
nonauthorization without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

     SECTION 28. Governing Law; Jurisdiction; Consent to Service of Process; Waiver of Jury Trial. (a) This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

     (b) Each party to this Agreement hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrating Agent, the Funding Bank or any other Bank may otherwise have to bring any action or proceeding relating to this Agreement against the Company or its properties in the courts of any jurisdiction.

     (c) Each party to this Agreement hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

     (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in
Section 15 hereto. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

     (e) EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (i) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND
(ii) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

     SECTION 29. Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

     SECTION 30. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract, and shall become effective when it shall have been executed by all parties hereto and when the Administrating Bank shall have received copies hereof which, when taken together, bear  signatures of all parties hereto.  Delivery of an  executed
counterpart   of   a  signature  page  of  this  Agreement,   any
certificate, document (other than any Letter of Credit) or legal opinion contemplated or required by the terms of this Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.


                            SYSTEM ENERGY RESOURCES, INC.


                            by  /s/ Steven C McNeal
                                Name: Steven C. McNeal
                                Title: Vice President and Treasurer

                            Address for Notice:

                                System Energy Resources, Inc.
                                Box 61000
                                New Orleans, LA  70161
                                Attention:  Treasurer
                                Telecopy:  (504) 576-4455

                            THE BANK OF TOKYO-MITSUBISHI, LTD.
                            LOS ANGELES BRANCH, as Funding Bank,


                                by  /s/ Masato Sekino
                                Name: Masato Sekino
                                Title: Deputy General Manager

                            Address for Notice:

                            The Bank of Tokyo- Mitsubishi, Ltd.,
                            Los Angeles Branch
                            777 South Figueroa Street, 6th Floor
                            Los Angeles, California  90017
                               Telecopy: (213) 488-3875
                                       Attention:Manager --
                                        Corporate Banking
                                        Department #3
                            Copy to:

                                Union Bank of California, N.A.
                                Global Business Coordination Division
                                445 South Figueroa Street, 12th Floor
                                Los Angeles, California 90071
                                Telecopy: (213) 629-0147
                                Attention:   Christina Lisiero

                            Address for Payment:

                                The  Bank  of  Tokyo-Mitsubishi, Ltd.,
                                Los Angeles Branch
                                777 South Figueroa Street, 6th Floor
                                Los Angeles, California 90017
                                Telecopy: (213) 488-3875
                                Attention: Manager-Corporate Banking
                                           Department #3

                       PARTICIPATING BANKS



$30,473,467/15.8%           THE CHASE MANHATTAN BANK,
                            as Administrating Bank and as a Participating Bank,


                            by   /s/ Jaimin Patel
                                Name: Jaimin Patel
                                Title:    Vice President

                            Address for Notice:

                                Loan and Agency Services Group
                                One Chase Manhattan Plaza, 8th Floor
                                New York, New York  10081
                                Telecopy: (212) 552-5777
                                Attention:   Tonya Mitchell

                            Copy to:

                                The Chase Manhattan Bank
                                270 Park Avenue
                                New York, New York.  10017
                                Telecopy: (212) 270-3089
                                Attention:   Jaimin Patel

                              Address for Payments:

                                The Chase Manhattan Bank
                                ABA:  021000021
                                A/C:  000323-2-61-906
                                Ref:  System Energy

$30,473,467/15.8%           UNION BANK OF CALIFORNIA, N.A.,
                            as Documentation Agent and as a Participating Bank,


                             by  /s/ David Musicant
                                Name: David Musicant
                                Title:    Vice President

                            Address for Notice:

                                Union Bank of California, N.A.
                                Energy Capital Services
                                445 South Figueroa Street
                                15th Floo
                                Los Angeles, California 90071
                                Telecopy:    (213) 236-4096
                                Attn.:  Chad Canfield

                            Address for Payments:

                                Union Bank of California, N.A.
                                1980 Saturn Street
                                Monterey Park, California 91754
                                ABA # 122-000-496
                                Acct. # 070-196431
                                Attn:Commercial Loan Operations
                                Ref: Systems Energy Resources, Inc.

$15,000,000/7.8%            BANK HAPOALIM B.M.
                            as a Participating Bank,


                            by  /s/ Shaun Breidbart    /s/ Laura Anne Raffa
                               Name: Shaun Breidbart      Laura Anne Raffa
                               Title: Vice President     First Vice President
                                                         & Corporate Manager
                            Address for Notice:

                                Bank Hapoalim B.M.
                                1177 Avenue of the Americas
                                New York, New York 10036
                                Telecopy: (212) 782-2187
                                Attn.:    Shaun Breidbart

                            Address for Payments:

                                Bank of New York
                                ABA # 021000018
                                48 Wall Street
                                New York

                                For the account of

                                Bank Hapoalim B.M.
                                1177 Avenue of the Americas
                                New York, New York 10036

                                A/C#  802 301 5103

                                Operations contact:
                                Donna Gindoff
                                Telephone:   (212) 782-2179
                                Telcopy:     (212) 782-2187

                                Reference:  Systems Energy

$29,000,000/15.0%           THE BANK OF NEW YORK
                            as a Participating Bank,


                            by  /s/ John W. Hall
                                Name: John W. Hall
                                Title:    Vice President

                            Address for Notice:

                                The Bank of New York
                                One Wall Street
                                New York, New York 10286
                                Telecopy: (212) 635-7923
                                Attn.:    Lisa Williams

                            Address for Payments:

                                The Bank of New York
                                101 Barclay Street
                                New York, New York  10286
                                ABA # 021000018
                                Commercial Loans GLA# 111-556
                                Ref:   System  Energy   Resouces, Inc.
                                Specify:    Interest,  Principal, Fees

$29,000,000/15.0%           THE BANK OF NOVA SCOTIA
                            as a Participating Bank,


                            by /s/ F.C.H. Ashby
                                Name: F.C.H. Ashbhy
                                Title: Senior Manager Loan Operations

                            Address for Notice:

                                The Bank of Nova Scotia
                                Atlanta Agency
                                Suite 2700
                                600 Peachtree Street NE
                                Atlanta, Georgia  30308
                                Telecopy:   (404) 888-8998
                                Attn:  Donna Gardner

                            with a copy to:

                                The Bank of Nova Scotia
                                Houston Representative Office
                                1100 Louisiana, Suite 3000
                                Houston, Texas  77002
                                Telecopy:  (713) 752-2425
                                Attn:  Paul Gonin

                            Address for Payments:

                                The Bank of Nova Scotia
                                New York Agency
                                ABA # 026 002 532
                                For Credit to BNS Atlanta Agency
                                Act# 0606634
                                Re:  System Energy

$29,000,000/15.0%           BANK ONE, NA (MAIN OFFICE CHICAGO)
                            as a Participating Bank,


                             by /s/ Mary Lu D. Cramer
                                Name: Mary Lu D. Cramer
                                Title:    Vice President

                            Address for Notice:

                                Bank One, NA (Main Office Chicago)
                                1 Bank One Plaza
                                Chicago, Illinois 60670
                                Telecopy: (312) 732-4840
                                Attn.:    Ken Fecko

                            Address for Payments:

                                ABA #:    071000013
                                A/C#: 4811-5286-0000
                                A/C Title: Incoming Money Transfers

$10,000,000/5.2%            CIBC, INC.
                            as a Participating Bank,


                            by  /s/ Jeffrey C. Heckman
                                Name: Jeffrey C. Heckman
                                Title:    Authorized Signatory

                            Address for Notice:

                                CIBC, Inc.
                                Two Pages West
                                2727 Paces Ferry Road
                                Suite 1200
                                Atlanta, Georgia 30339
                                Telecopy:  (770) 319-4950
                                Attn:  Beverly Bowman
                                            and
                                       Miriam McCart

                            with a copy to:

                                CIBC, Inc.
                                425 Lexington Avenue, 7th Fl.
                                New York, New York 10017
                                Telecopy:  (212) 885-4911
                                Attn.:    Denis P. O'Meara

                            Address for Payment Instructions:

                                The Bank of New York
                                ABA 021-000-018
                                A/C CIBC New York
                                A/C # 890-0331-046
                                Ref: Systems Energy Resources
                                Telex Number/Answerback: 542413
                                (CANBANK)

$20,000,000/10.4%           TORONTO DOMINION (TEXAS), INC.
                            as a Participating Bank,


                             by /s/ Carolyn R. Faeth
                                Name: Carolyn R. Faeth
                                Title:    Vice President

                            Address for Notice:

                                The Toronto-Dominion Bank
                                Manager, Credit Administration
                                909 Fannin Street, 17th Floor
                                Houston, Texas  77010
                                Telecopy:  (713) 951-9921
                                Attn: Carolyn Faeth


                            with a copy to:

                                The Toronto-Dominion Bank
                                31 W. 52nd Street, 18th Floor
                                New York, New York 10019
                                Telecopy:  (212) 262-1929
                                Attn.:    Linda Lavin

                            Address for Payments:

                                Bank of America, New York
                                026009593
                                Toronto-Dominion Bank, Houston
                                6550-6-52270
                                Re: System Energy Resources, Inc.

                            EXHIBIT A

            IRREVOCABLE TRANSFERABLE LETTER OF CREDIT

                        No. [          ]


                                                December 20, 1999

[Owner Participant]
[Address]

(the "Owner Participant")

Attn: [        ]

Dear Sirs:

     1. We hereby establish, at the request of System Energy Resources, Inc. (the "Company"), in your favor, our Irrevocable Transferable Letter of Credit No. [ ] (the "Letter of
Credit"), in an amount not to exceed [$156,885,463.65] [$36,061,469.99] (as such amount may be reduced pursuant to the terms hereof, the "Maximum Credit Amount"), effective immediately and expiring on the Termination Date. Capitalized terms used herein and in Schedules II and III and Exhibits 1, 2, 3, 4, 5, 6 and 7 hereto shall have the meanings set forth in Schedule I hereto. This Letter of Credit is issued in connection with the leasing of an undivided interest in Unit No. 1 of the Grand Gulf Nuclear Station to the Company pursuant to a Facility Lease dated as of December 1, 1988, as supplemented by a Lease Supplement dated as of April 1, 1989 and as supplemented by a Lease Supplement dated as of January 1, 1994 (the "Facility Lease"), among the Company and the Owner Trustees under a trust agreement with you.

     2. The Maximum Credit Amount may be reduced at any time and from time to time upon receipt by us at the address for presentation of documents set forth below of a copy of the instrument effecting such reduction, signed by the Company and by you in the form of Exhibit 1 hereto (a "Reduction Certificate"). Upon receipt of such certificate, the Maximum Credit Amount shall be automatically and permanently reduced by the amount specified as the Reduction Amount in such Reduction Certificate (the "Reduction Amount").

     3. We hereby irrevocably authorize you to draw on us, in accordance with the terms and conditions hereinafter set forth, an amount not in excess of the least of (x) the Maximum Drawing Amount applicable to the date of such drawing (the "Date of Drawing"), as modified in accordance with the next paragraph and
(y) the Maximum Available Credit Amount applicable to the Date of Drawing, as modified in accordance with the next paragraph and
(z) in the case of a Partial Draw, the Partial Drawing Amount applicable to the Date of Drawing; provided, however, that at no time shall we be required to pay any drawing under this Letter of Credit in excess of the lesser of the Maximum Available Credit Amount and the Maximum Drawing Amount, in each case as in effect on the applicable Date of Drawing.

     4. The Maximum Drawing Amounts and the Maximum Available Credit Amount shall be modified from time to time as follows:

     (a) upon receipt by us of a Reduction Certificate, the Maximum Available Credit Amount shall be permanently reduced by the Reduction Amount set forth in such Reduction Certificate;

     (b) upon payment by us of each Partial Draw (as hereinafter defined) under the Letter of Credit, (i) the Maximum Drawing Amount applicable to each Date of Drawing subsequent to such payment shall be automatically reduced by an amount equal to the amount of the drawing so paid and (ii) the Maximum Available Credit Amount shall be automatically reduced by an amount equal to the amount of the drawing so paid;

     (c) upon the application by us of amounts paid by the Company pursuant to Section 2 of the Reimbursement Agreement to reimburse any Partial Draw hereunder (as such application is allocated in accordance with Section 2(d) of the Reimbursement Agreement),
  (i) the Maximum Drawing Amount applicable to each Date of Drawing subsequent to such application shall be automatically increased by the amount of such payment(s) allocated as a reimbursement of drawings hereunder and (ii) the Maximum Available Credit Amount shall be automatically increased by the amount of such payment(s) allocated as a reimbursement of drawings hereunder; provided, however, that the Maximum Available Credit Amount shall never exceed the Maximum Credit Amount;

     (d) upon the payment by us of any Final Draw (as hereinafter defined) under the Letter of Credit, (i) the Maximum Drawing Amount applicable to each Date of Drawing subsequent to such payment shall be automatically reduced to zero and (ii) the Maximum Available Credit Amount shall be automatically reduced to zero; and

     (e) if adjustments are made to Casualty Values, corresponding adjustments shall be made to the Maximum Drawing Amounts shown in
  Schedule II (as theretofore reduced pursuant to clause (b) above and, if applicable, reinstated pursuant to clause (c) above), provided that adjustments pursuant to this clause (e) shall be effective automatically upon receipt by us of a notice from you in the form of Exhibit 2 hereto, and provided further that such adjustments shall in no event cause the Maximum Drawing Amount to exceed the Maximum Credit Amount.

     5. Upon return of this Letter of Credit together with a notice in the form of Exhibit 2 hereto, we will promptly initial and attach to this Letter of Credit a revised Schedule II reflecting the adjustments contained in such notice and return this Letter of Credit to you with such revised Schedule attached.

     6. Upon the application by us of amounts paid by the Company pursuant to Section 2 of the Reimbursement Agreement to reimburse any Partial Draw hereunder, we will give you prompt (and in any event within three Business Days of such application) written notice of such application and the amount thereof. Such notice shall be given in accordance with the provisions set forth in the eighth paragraph of this Letter of Credit.

     7. Funds under this Letter of Credit are available to you either (a) against presentation as set forth herein on or prior to the earlier of (x) March 20, 2003 and (y) the Termination Date and provided there has not been a Final Draw and provided a written notice indicating the Date of Early Termination (as hereinafter defined) has not been delivered to you, of (i) your draft in the form of Exhibit 3 attached hereto and (ii) a completed certificate signed by you in the form of Exhibit 4 attached hereto (a "Partial Draw"), or (b) against presentation on or prior to the Termination Date of (i) your draft in the form of Exhibit 3 attached hereto and (ii) a completed certificate signed by you in the form of Exhibit 5 attached hereto (a "Final Draw"). Each of a Partial Draw and a Final Draw are sometimes referred to herein as a "Draw". Each such draft and certificate shall be dated the date of presentation and shall be presented either (i) by personal delivery at our office located at
777   South  Figueroa  Street,  Los  Angeles,  California  90017,
Attention: Manager-Corporate Banking Department #3 (or at any other office in Los Angeles, California which may be designated by us by written notice (given in the manner set forth in the next paragraph) delivered to you at least 15 days prior to the applicable Date of Drawing) or (ii) by telecopy at (213) 488-3875 (or at any other telecopy number in Los Angeles, California which may be designated by us by written notice (given in the manner set forth in the next paragraph) delivered to you at least
15 days prior to the applicable Date of Drawing). If presentation is by telecopy, promptly thereafter, but not as a condition to a draw, you shall forward such draft and certificate to us at the location specified in or pursuant to (i) above. We agree, so long as this Letter of Credit is in effect, that we will maintain an office in the city of Los Angeles, California where such presentation may be made. If we receive such draft and certificate by personal delivery or by telecopy at such office, all in strict conformity with the terms and conditions of this Letter of Credit, prior to 10:00 a.m. (New York time) on any Business Day, we will honor the draft on the same Business Day by remitting the proceeds thereof to you at your account [No.__________] at [name of bank]. If we receive such draft and certificate by personal delivery or by telecopy at such office, all in strict conformity with the terms and conditions of this Letter of Credit, on or after 10:00 a.m. (New York time) on any Business Day, we will honor the draft on the next Business Day by wire transfer of federal funds to your account with any bank located in the United States of America or by deposit of immediately available funds into a designated account that you maintain with us. Upon receipt of a draft and certificate which are not in strict conformity with the terms and conditions of this Letter of Credit, we will promptly (and in any event within three Business Days of such receipt) notify you of such nonconformity and the reason therefor; provided that our failure to so notify you of such nonconformity or the reason therefor shall not amend, modify, extend or otherwise affect your rights hereunder and shall not create any additional rights hereunder; provided further that, notwithstanding the generality of the foregoing, any such failure shall not have the effect of extending the time during which you may draw hereunder or converting such nonconforming draft and certificate into a draft and certificate in strict conformity with the terms and conditions of this Letter of Credit.

     8. Notwithstanding any other provision of this Letter of Credit, we shall have the right, upon the occurrence of any of the events listed in Schedule III hereto, to terminate this Letter of Credit by delivering to you a written notice indicating the date of such termination (the "Date of Early Termination"); provided that on or before the Date of Early Termination you will have the right to draw once an amount not in excess of the lesser of (i) the Maximum Available Credit Amount and (ii) the Maximum Drawing Amount, in each case as in effect on such date in accordance with the procedures described herein; provided further, that upon delivery of such written notice to you indicating the Date of Early Termination, your right to make a Partial Draw hereunder shall automatically terminate. The written notice referred to in the preceding sentence shall be given by telex or facsimile transmission addressed to you at
[Name],  [Address], Telecopy:           , Attention:      (or  to
such other address or telex number designated by you by written notice delivered to us at least 15 days prior to the notice of early termination) and shall be effective upon receipt of the appropriate answerback or confirmation by you of your receipt of the facsimile transmission or, if no such answerback or confirmation is given, the end of the Business Day on which actual transmission is made to the address above. We will also forward copies of such notice by overnight delivery service (with a request to such delivery service that they obtain a receipt from such addressee (to the extent that such a receipt service is then available, it being understood that the failure of such delivery service to actually obtain such a receipt shall not be the responsibility of the Funding Bank and the Funding Bank shall bear no liability for such failure)) and registered mail (return receipt requested) to the address set forth above. The Date of Early Termination specified in such written notice shall be:

     (a)  in the case of events specified in paragraphs (i), (ix) and
  (x) of Schedule III, not earlier than ten days after such notice is effective, or, if the tenth day is not a Business Day, the next following Business Day,

     (b)  in the case of the event specified in paragraph (xvi) of
  Schedule III, not earlier than 15 days after such notice is effective, or, if the fifteenth day is not a Business Day, the next following Business Day, and

     (c) in the case of all other events specified in Schedule III, not earlier than 30 days after such notice is effective.


          You have no obligation upon the receipt of such written notice indicating the Date of Early Termination to investigate or otherwise question whether any of the events specified in
Schedule III has occurred and the fact that such an event shall not have occurred shall not in any way affect your right to draw hereunder upon the receipt of such written notice.

     9. Except as set forth below, this Letter of Credit shall be governed by the Uniform Customs and Practice for Documentary
Credits   (revision  effective  January  1,  1994)  International
Chamber  of Commerce Publication No. 500, and, as to matters  not covered therein, be governed by the laws of the State of New York, including without limitation the Uniform Commercial Code as in effect in such State. Unless you are otherwise notified in writing, communications to us with respect to this Letter of
Credit  shall  be  in  writing and shall be addressed  to  us  at
777   South  Figueroa  Street,  Los  Angeles,  California  90017,
Attention: Manager-Corporate Banking Department #3, with a copy to Union Bank of California, N.A., 445 South Figueroa Street, Los Angeles, California 90071-1602, Attention: David Musicant, and shall specifically refer to the number of this Letter of Credit.

     10. This Letter of Credit may be transferred and assigned in its entirety more than once. Upon receipt by us at the address for presentation of documents set forth above of a copy of the instrument effecting such transfer and assignment, signed by the transferor and by the transferee, in the form of Exhibit 6 hereto then, in such case, we will, upon surrender of this Letter of Credit, issue an irrevocable transferable letter of credit in the name of the transferee and providing for notices to be sent to the transferee at the address set forth therein and in all other respects identical to this Letter of Credit and the transferee, instead of the transferor, shall, without necessity of further act, be entitled to all the benefits of, and rights under, this Letter of Credit in the transferor's place.

     11. Any drawing under this Letter of Credit will be paid from our general funds and not directly or indirectly from funds or collateral deposited with or for our account by the Company, or pledged with or for our account by the Company and we will seek reimbursement for payments made pursuant to a drawing under this Letter of Credit only after such payments have been made.

12. This Letter of Credit sets forth in full our undertaking, and such undertaking shall not in any way be modified, amended, amplified or limited by reference to any document, instrument or agreement referred to herein, except only Schedules I, II and III and Exhibits 1, 2, 3, 4, 5, 6 and 7 hereto and the notices referred to herein; and any such reference shall not be deemed to incorporate herein by reference any document, instrument or agreement except as set forth above.

13. We (a) hereby irrevocably submit for ourself and our property to the nonexclusive jurisdiction of the courts of the State of New York in New York County, and to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this Letter of Credit brought by the account party or the beneficiary hereof or their successors or assigns, and

     (b) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, to the extent permitted by applicable law, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper, or that this Letter of Credit, or the subject matter hereof or any of the transactions contemplated hereby may not be enforced in or by such courts. We generally consent to service of process by registered mail, return receipt requested, addressed to us at 777 South Figueroa Street, Los Angeles, California 90017, Attention of: General Manager, or such other office in the State of California as from time to time may be designated by us in writing to the account party and the beneficiary hereof, or their successors or assigns, as the case may be.

                         Very truly yours,


                         THE BANK OF TOKYO-MITSUBISHI, LTD.,
                         LOS ANGELES BRANCH

                         By_________________________________
                         Name:
                         Title:

                                                        EXHIBIT 1
                                                     to Exhibit A

                                                           [Date]



The Bank of Tokyo-Mitsubishi, Ltd.,
Los Angeles Branch
777 South Figueroa Street
Los Angeles, California 90017

Attention:  Manager-Corporate Banking Department #3


Dear Sirs:

          Reference is made to that certain Irrevocable Transferable Letter of Credit bearing Letter of Credit No.______ dated [Date of Issuance] (the "Letter of Credit"), which has been established by you in favor of [name of Owner Participant] (the "Owner Participant").

          We hereby request that the Maximum Credit Amount be reduced by $___________ (the "Reduction Amount").

          Capitalized terms used herein and not otherwise defined herein shall have the meanings given to them in the Letter of Credit.

                         SYSTEM ENERGY RESOURCES, INC.

                         By________________________________

                            Title:

                         [OWNER PARTICIPANT]

                         By_________________________________

                            [Name and Title of Authorized
                            Representative of Owner Participant]

                                                        EXHIBIT 2
                                                     to Exhibit A

                                                           [Date]



The Bank of Tokyo-Mitsubishi, Ltd.,
Los Angeles Branch
777 South Figueroa Street
Los Angeles, California 90017

Attention:  Manager-Corporate Banking Department #3


Dear Sirs:

          Reference   is   made   to  that  certain   Irrevocable
Transferable Letter of Credit bearing Letter of Credit No._________ dated [Date of Issuance] (the "Letter of Credit"), which has been established by you in favor of [name of Owner Participant] (the "Owner Participant").

          The undersigned, a duly authorized representative of the Owner Participant, hereby certifies that Casualty Values have been adjusted in accordance with the provisions of the Transaction Documents and the amounts shown on Schedule II to the Letter of Credit should be modified, in accordance with the terms of clause (e) of the fourth paragraph of the Letter of Credit, to the amounts shown in Appendix A hereto.

          The Letter of Credit is returned herewith and we request that you initial and return the Letter of Credit with the revised Schedule II attached.

          Capitalized terms used herein and not otherwise defined herein shall have the meanings given to them in the Letter of Credit.

                         [OWNER PARTICIPANT]

                         By____________________________

                         [Name and Title of Authorized
                         Representative of Owner Participant]

                                                        EXHIBIT 3
                                                     to Exhibit A

                                                          [Place]

                                                           [Date]


ON [Business Day of presentation if presented before 10:00 a.m.
(New York time); next Business Day if presented at or after 10:00 a.m.]


     PAY TO                        U.S.$[not to exceed least of
     [Name of beneficiary]         (i) the Maximum Available
                                   Credit Amount and (ii) the
                                   Maximum Drawing Amount and,
                                   (iii) in the case of a Partial
                                   Draw, the Partial Drawing
                                   Amount] DOLLARS,


     [Insert wire instructions]

     FOR VALUE RECEIVED AND CHARGE TO ACCOUNT OF LETTER

     OF CREDIT NO.            OF

          The Bank of Tokyo-Mitsubishi, Ltd.,
          Los Angeles Branch
          777 South Figueroa Street
          Los Angeles, California 90017

                         [OWNER PARTICIPANT]

                         By___________________________

                         [Name and Title of Authorized
                         Representative of Owner Participant]

                                                        EXHIBIT 4
                                                     to Exhibit A

                 CERTIFICATE FOR A PARTIAL DRAW


          The undersigned, a duly authorized representative of [name of Owner Participant] (the "Owner Participant"), as beneficiary under that certain Irrevocable Transferable Letter of Credit No.__________ dated [the Date of Issuance], established by The Bank of Tokyo-Mitsubishi, Ltd., Los Angeles Branch (the "Funding Bank"), and issued pursuant to that certain Amended and Restated Reimbursement Agreement, dated as of December 20, 1999, (the "Reimbursement Agreement"), among System Energy Resources, Inc., The Chase Manhattan Bank, as Administrating Bank, the Funding Bank, Union Bank of California, N.A., as Documentation Agent, and the banks named therein as Participating Banks (the "Letter of Credit"), hereby certifies as follows:

     1.   A Partial Drawing Event has occurred and is continuing.

     2. The Owner Participant has not heretofore made a Final Draw under the Letter of Credit. The Owner Participant has not heretofore received notice of a Date of Early Termination.

     3. The amount of the accompanying draft does not exceed the least of (i) the Maximum Available Credit Amount on the date hereof, as determined in accordance with the terms of the Letter of Credit, and (ii) the Maximum Drawing Amount available under the Letter of Credit on the date hereof, as determined in accordance with the terms of the Letter of Credit, and (iii) the Partial Drawing Amount for such Partial Drawing Event.

          Capitalized terms used herein and not otherwise defined herein shall have the meanings given to them in the Letter of Credit.

          IN WITNESS WHEREOF, the undersigned has executed this Certificate as of ____________, [19__] [20__].


                         [OWNER PARTICIPANT]

                         By_________________________________

                          [Name and Title of Authorized
                          Representative of Owner Participant]

                                                        EXHIBIT 5
                                                     to Exhibit A

                  CERTIFICATE FOR A FINAL DRAW



          The undersigned, a duly authorized representative of [name of Owner Participant] (the "Owner Participant"), as beneficiary under that certain Irrevocable Transferable Letter of Credit No.__________ dated [the Date of Issuance] established by The Bank of Tokyo-Mitsubishi, Ltd., Los Angeles Branch (the "Funding Bank"), and issued pursuant to that certain Amended and Restated Reimbursement Agreement, dated as of December 20, 1999, (the "Reimbursement Agreement"), among System Energy Resources, Inc., The Chase Manhattan Bank, as Administrating Bank, the Funding Bank, Union Bank of California, N.A., as Documentation Agent, and the banks named therein as Participating Banks (the "Letter of Credit"), hereby certifies as follows:

          1. [Insert one of the following: A Deemed Loss Event (as defined in Schedule I to the Letter of Credit) has occurred and is continuing./ An Event of Loss (as defined in Schedule I to the Letter of Credit) has occurred and is continuing./ An Event of Default (as defined in Schedule I to the Letter of Credit) has occurred and is continuing./ Notice has been given by the Funding Bank of a Date of Early Termination and such Date of Early Termination is on or after the date hereof.]

          2. The Owner Participant has not heretofore made a Final Draw under the Letter of Credit.

          3. The amount of the accompanying draft does not exceed the lesser of (i) the Maximum Available Credit Amount on the date hereof and (ii) the Maximum Drawing Amount available under the Letter of Credit on the date hereof, each as determined in accordance with the terms of the Letter of Credit.

          Capitalized terms used herein and not otherwise defined herein shall have the meanings given to them in the Letter of Credit.

          IN WITNESS WHEREOF, the undersigned has executed this Certificate as of ____________, [19__] [20___].

                         [OWNER PARTICIPANT]

                         By______________________________________

                          [Name and Title
                          Authorized Representative of Owner
                          Participant]

                                                        EXHIBIT 6
                                                     to Exhibit A

The Bank of Tokyo-Mitsubishi, Ltd.,
Los Angeles Branch
777 South Figueroa Street
Los Angeles, California 90017



Dear Sirs:

          Reference is made to the certain Irrevocable Transferable Letter of Credit bearing Letter of Credit No.___ dated [Date of Issuance] (the "Letter of Credit"), which has been established by you in favor of [name of Owner Participant] (the "Transferor").

          The Transferor has transferred and assigned (and hereby confirms to you said transfer and assignment) all of its rights in and under the Letter of Credit to [name of Transferee] (the "Transferee") and confirms that the Transferor no longer has any rights under or interest in the Letter of Credit.

          The Letter of Credit is returned herewith and we request that you issue an irrevocable transferable letter of credit in the name of the Transferee and providing for notices to be sent to the Transferee at the address set forth below and in all other respects identical to the Letter of Credit.

          Transferee hereby certifies that it is a duly authorized transferee under the terms of the Letter of Credit and is accordingly entitled, upon presentation of the drafts and certificates called for therein, to receive payment thereunder. Notices under the Letter of Credit should be sent to us as follows: [Name], [Address], [Telex Number], Attention:
          , [Answerback].


                         [NAME OF TRANSFEROR]

                         By____________________________________

                          [Name and Title of
                          Authorized Representative
                          of Transferor]

                         [NAME OF TRANSFEREE]

                         By______________________________________

                          [Name and Title of Authorized
                          Representative of Transferee]

                                                        EXHIBIT 7
                                                     to Exhibit A


The Bank of Tokyo-Mitsubishi, Ltd.,
Los Angeles Branch
777 South Figueroa Street
Los Angeles, California 90017

Attention:  Manager-Corporate Banking Department #3


Dear Sirs:

          Reference   is   made   to  that  certain   Irrevocable
Transferable Letter of Credit bearing Letter of Credit No. dated [Date of Issuance] (the "Letter of Credit"), which has been established by you in favor of [name of Owner Participant] (the "Owner Participant").

          The undersigned, a duly authorized representative of the Owner Participant, hereby surrenders the Letter of Credit for immediate cancellation. The Letter of Credit is returned herewith and we request that you cancel the Letter of Credit as of the date hereof.

          Capitalized terms used herein and not otherwise defined herein shall have the meanings given to them in the Letter of Credit.


                         [OWNER PARTICIPANT]

                         By______________________________________
                          [Name and Title of Authorized
                          Representative of
                          Owner Participant]

                                                       SCHEDULE I
                                                     to Exhibit A

          The following terms shall have the following meanings for purposes of the Letter of Credit and the Schedules and Exhibits thereto. Terms defined in the Letter of Credit shall have the meanings given to them therein. Terms defined by reference to the Participation Agreement shall have the meanings assigned to them therein from time to time.

          "Administrating Bank" means The Chase Manhattan Bank, a
New York banking corporation.

          "Availability   Agreement"   means   the   Availability
Agreement, dated as of June 21, 1974, among the Company and the Operating Companies, as amended heretofore and as amended from time to time.

          "Availability Agreement Assignment" means the Thirty-Third Assignment of Availability Agreement, Consent and Agreement dated as of December 20, 1999, among the Company, EAI, ELI, EMI, ENOI, and the Administrating Bank, substantially in the form of
Exhibit I to the Reimbursement Agreement, and as amended from time to time.

          "Applicable Law" has the meaning assigned to it in the Participation Agreement.

          "Bank"  means  the  Funding Bank or  any  Participating
Bank.

          "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York, New York or Los Angeles, California are authorized or required by law to close.

          "Code" means the United States Internal Revenue Code of
1986, as amended, and the applicable regulations thereunder.

          "Collateral Agreements" means the Supplementary Capital
Funds  Agreement, the Availability Agreement and the Availability
Agreement Assignment.

          "Date of Issuance" means December 20, 1999.

          "Date of Early Termination" has the meaning assigned to it in the eighth paragraph of the Letter of Credit.

          "Deemed Loss Event" has the meaning specified in the Participation Agreement.

          "DLE  Term Advance" has the meaning assigned to  it  in
Section 1 of the Reimbursement Agreement.

          "EAI"   means  Entergy  Arkansas,  Inc.,  an   Arkansas
corporation.

          "ELI"   means  Entergy  Louisiana,  Inc.,  a  Louisiana
corporation.

          "EMI" means Entergy Mississippi, Inc., a Mississippi corporation.

          "ENOI" means Entergy New Orleans, Inc., a Louisiana corporation.

          "Entergy"   means  Entergy  Corporation,   a   Delaware
corporation.

          "EOL  Term Advance" has the meaning assigned to  it  in
Section 1 of the Reimbursement Agreement.

          "ERISA"  has  the  meaning  assigned  to  it   in   the
Participation Agreement.

          "ERISA Affiliate" means any trade or business (whether or not incorporated) that is a member of a group of which the Company is a member and which is treated as a single employer under Section 414 of the Code.

          "Event of Default" has the meaning assigned to it in the Facility Lease.

          "Event of Loss" has the meaning specified in the Participation Agreement.

          "Facility Lease" has the meaning assigned to it in the Participation Agreement.

          "Funding  Bank"  means  The Bank  of  Tokyo-Mitsubishi,
Ltd., Los Angeles Branch.

          "Funding Corporation" has the meaning assigned to it in the Participation Agreement.

          "Governmental Action" has the meaning assigned to it in the Participation Agreement.

          "Holding Company Act" means the Public Utility  Holding
Company Act of 1935, as amended.

          "Indebtedness" of any Person means at any date, without duplication, the following items to the extent required under generally accepted accounting principles to be disclosed in such Person's financial statements (including the notes thereto): (i) all obligations of such Person for borrowed money, or with respect to deposits or advances of any kind; (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments; (iii) all obligations of such Person upon which interest charges are customarily paid; (iv) all obligations under leases which shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases in respect of which such Person is liable as lessee; (v) all obligations under the Facility Leases (regardless of treatment in the financial statements or notes thereto);
(vi) all obligations with respect to any sale and leaseback transaction permitted under Section 12(a)(v) of the Reimbursement Agreement (regardless of treatment in the financial statements or notes thereto); (vii) liabilities in respect of unfunded vested benefits under Plans; (viii) Withdrawal Liability incurred under ERISA by such Person or any of its affiliates to any Multiemployer Plan; (ix) reimbursement obligations of such Person (whether contingent or otherwise) in respect of letters of credit, bankers acceptances, surety or other bonds and similar instruments; (x) the book value of any asset of such Person upon which a Lien is imposed for the purpose of securing Indebtedness of others; and (xi) obligations of such Person under direct or indirect guarantees in respect of, obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of indebtedness or obligations of others of the kinds referred to above; provided, however, that the liabilities in Sections (vii) and (viii) above will only be counted as "Indebtedness" to the extent that they are required to be capitalized on the balance sheet of such Person under generally accepted accounting principles.

          "Indenture" has the meaning assigned to it in the Participation Agreement.

          "Indenture Trustee" has the meaning assigned to it in the Participation Agreement.

          "Lease Indenture Estate" has the meaning assigned to it in the Participation Agreement.

          "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, a Person or any of its Subsidiaries shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

          "Long-Term Debt" means all Indebtedness which is not otherwise included in the definition herein of Short-Term Debt.

          "Maximum Available Credit Amount" shall mean an amount equal to the Maximum Credit Amount, as such amount may be modified from time to time in accordance with the fourth paragraph of the Letter of Credit.

          "Maximum Drawing Amount" means, with respect to a Date of Drawing, the amount shown opposite the period including such Date of Drawing in the Table of Maximum Drawing Amounts attached as Schedule II to the Letter of Credit, as such amounts may be modified from time to time in accordance with the fourth paragraph of the Letter of Credit (collectively, the "Maximum Drawing Amounts").

          "Multiemployer Plan" means a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which the Company or any ERISA Affiliate (other than one considered an ERISA Affiliate only pursuant to subsection (m) or (o) or Code Section 414) is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

          "Notes"  has  the  meaning  assigned  to  it   in   the
Participation Agreement.

          "Obligations" means, with regard to any Person at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person with respect to deposits or advances of any kind, or for the deferred purchase price of property or services, (iii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (iv) all obligations of such Person upon which interest charges are customarily paid, (v) all obligations under leases relating to any sale and leaseback transaction permitted under Section 12(a)(v) of the Reimbursement Agreement, (vi) all obligations under leases which shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases in respect of which such Person is liable as lessee, (vii) reimbursement obligations of such Person in respect of letters of credit, bankers acceptances, surety or other bonds and similar instruments, and (viii) obligations of such Person under direct or indirect guarantees in respect of, and obligations to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to above; provided, however, that obligations under (ii), (vii), or (viii) above shall not be included in this definition to the extent that such obligations are being contested by such Person in good faith and in an appropriate manner.

          "Operating Companies" means EAI, EMI, ELI and ENOI, each being an "Operating Company".

          "Owner Participant" means RCMC I, Inc. (formerly known as RCMC Del., Inc.), assignee in interest of Resources Capital Management Corporation, assignee in interest of Public Service Resources Corporation, and/or Textron Financial Corporation, assignee in interest of Lease Management Realty Corporation IV, as the case may be, and their respective permitted successors and assigns.

          "Owner Trustee" has the meaning assigned to it in the Participation Agreement.

          "Partial Draw" has the meaning assigned to it in the seventh paragraph of the Letter of Credit.

          "Partial Drawing Amount" means, with respect to any Partial Drawing Event, an amount not exceeding the amount of Rent due and unpaid the non-payment of which gave rise to such Partial
Drawing Event.

          "Partial Drawing Event" means an Event of Default under
Section 15(i) of the Facility Lease.

          "Participant"  has  the  meaning  assigned  to  it   in
Section 23(a) of the Reimbursement Agreement.

          "Participation Agreement" means the Participation Agreement dated as of December 1, 1988, among the Owner Participant, the Funding Corporation, the banks named therein as Original Loan Participants, Meridian Trust Company and Stephen M. Carta in their individual capacities and as Owner Trustee, Bankers Trust Company and Stanley Burg, in their individual capacities and as Indenture Trustee, and the Company.

          "Participating Banks" means the banks, other than The Chase Manhattan Bank solely in its role as administrating bank, whose names are listed on the signature pages of the Reimbursement Agreement, each being a "Participating Bank."

          "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any entity succeeding to any or all of its functions under ERISA.

          "Person"  has  the  meaning  assigned  to  it  in   the
Participation Agreement.

          "Plan"   means   any  pension  plan   (other   than   a
Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code and which is maintained for employees of the Company or any ERISA Affiliate.

          "Reimbursement Agreement" means the Amended and Restated Reimbursement Agreement, dated as of December 20, 1999, among the Company, the Administrating Bank, the Funding Bank, Union Bank of California, N.A., as Documentation Agent, and the banks named therein as Participating Banks, as the same may from time to time be amended, supplemented or modified.

          "Rent"   has  the  meaning  assigned  to  it   in   the
Participation Agreement.

          "Reportable Event" means any reportable event as defined in Section 4043(b) of ERISA or the regulations issued thereunder with respect to a Plan (other than a Plan maintained by an ERISA Affiliate which is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Code Section 414).

          "Required Banks" means at any time Participating Banks whose aggregate Participation Percentages are equal to at least
66-2/3% at such time.

          "SEC" means the Securities and Exchange Commission of the United States of America or any successor agency.

          "SEC Approval Date" means the date on which the Company obtains an effective order from the SEC under the Holding Company Act authorizing the payment in accordance with the provisions hereof, without exception, of the maximum Participation Fees reflected in the Participation Fee Rate pricing grid set forth under the definition of "Applicable Rate" in the Reimbursement Agreement.

          "Significant  Operating  Company"  means  an  Operating
Company whose entitlement percentage under the UPSA exceeds 20%.

          "Significant  Operating Group" means any  two  or  more
Operating Companies whose entitlement percentage under the   UPSA
exceeds 20% in the aggregate.

          "Stated Expiration Date" means March 20, 2003.

          "Subsidiary" means with respect to any Person (herein referred to as the "parent"), any corporation, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the ordinary voting power are, at the time any determination is being made, owned, controlled or held or (b) which is, at the time any determination is made, otherwise controlled (by contract or agreement or otherwise) by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

          "Supplementary Capital Funds Agreement" means the Thirty-Third Supplementary Capital Funds Agreement and Assignment dated as of December 20, 1999, between the Company and the Administrating Bank, substantially in the form of Exhibit H to the Reimbursement Agreement, and as amended from time to time.

          "Termination    Date"    means    the    earliest    of
(i)  10:00 a.m., New York time, on the Date of Early Termination,
(ii) 5:00 p.m. (New York time) on the date on which the Owner Participant surrenders the Letter of Credit for cancellation to the Bank with a notice in the form of Exhibit 7 to the Letter of Credit, (iii) 5:00 p.m. (New York time) on the date on which the Bank pays a Final Draw, and (iv) either (x) if a draft and certificate, all in strict conformity with the terms and conditions of the Letter of Credit, are presented after 10:00 a.m. but prior to 5:00 p.m. (New York time) on the Stated Expiration Date, 5:00 p.m. (New York time) on the Business Day following the Stated Expiration Date or otherwise (y) 5:00 p.m. (New York time) on the Stated Expiration Date.

          "Termination  Event"  means (i) a Reportable  Event  or
(ii) the withdrawal of the Company or an ERISA Affiliate from a Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, or (iii) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, or
(iv) the institution of proceedings to terminate a Plan by the PBGC, or (v) any other event or condition which is reasonably expected to constitute grounds for the imposition of a lien in favor of a Plan for the termination of, or the appointment of a trustee to administer, a Plan under Section 4042 of ERISA.

          "Transaction   Documents"   means   the   Participation
Agreement, the Indenture, the Notes, the Facility Lease, and the Letter of Credit.

          "Unit 1" has the meaning assigned to it in the Participation Agreement.

          "UPSA" means the Unit Power Sales Agreement, dated as of June 10, 1982, among the Company and the Operating Companies, as amended heretofore and as amended from time to time.

          "Withdrawal   Liability"   means   liability    to    a
Multiemployer  Plan  as  a  result  of  a  complete  or   partial
withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

                                                      SCHEDULE II
                                                     to Exhibit A

                Table Of Maximum Drawing Amounts



                      Maximum Drawing Amount

 Applicable Period   RCMC I, Inc.      Textron          Total
                                      Financial
                                     Corporation

From December 20,   $148,719,125.41  $34,946,720.11  $183,665,845.52
1999 to and
including
January 15, 2000

From January 15,    $150,029,763.80  $34,847,843.95  $184,877,607.75
2000 to and
including July 15,
2000

From July 15, 2000  $151,224,418.23  $35,125,753.86  $186,350,172.09
to and including
January 15, 2001

From January 15,    $152,346,332.82  $35,374,378.01  $187,720,710.83
2001 to and
including July 15,
2001

From July 15, 2001  $153,423,864.45  $35,587,278.43  $189,011,142.88
to and including
January 15, 2002

From January 15,    $154,530,917.29  $35,770,945.50  $190,301,862.79
2002 to and
including July 15,
2002

From July 15, 2002  $155,684,141.81  $35,921,003.67  $191,605,145.48
to and including
January 15, 2003

From January 15,    $156,885,463.65  $36,061,469.99  $192,946,933.64
2003 to and
including March 20,
2003

                                                     SCHEDULE III
                                                     to Exhibit A

          The Bank shall have the right upon the occurrence of any of the events listed below to terminate the Letter of Credit in accordance with the terms of the Letter of Credit.

          (i) the Company shall (a) fail to pay when due any amount payable under Section 2 of the Reimbursement
     Agreement, or (b) fail to pay any amount payable under
     Section 3 of the Reimbursement Agreement within 5 Business
     Days after the same shall become due; or

          (ii)  the  Company shall violate any covenant contained
     in  Section  12 of the Reimbursement Agreement,  except  for
     violations   resulting  from  an  involuntary   lien   under
     Section 12(e) of the Reimbursement Agreement; or

          (iii) the Company shall fail to observe or perform any covenant contained in Section 11(g)(i) of the Reimbursement Agreement; or

          (iv) the Company shall fail to make, or cause to be made, after the passage of any applicable grace period, any payment or payments specified in Section 15(i) of any of the Facility Leases; or

          (v) the Company shall fail to observe or perform any covenant or agreement contained in the Reimbursement Agreement (other than those covered by clauses (i), (ii), and (iii) above) for 30 days after written notice thereof has been given to the Company by the Administrating Bank or any Bank; or

          (vi) any representation, warranty, certification or statement made by the Company in the Reimbursement
     Agreement or in any certificate, financial statement or other document delivered pursuant to the Reimbursement Agreement shall prove to have been incorrect or misleading in any material respect when made; or

          (vii) any material provision of the Reimbursement Agreement shall at any time for any reason cease to be valid and binding upon the Company, or shall be declared to be null and void, or the validity or enforceability thereof shall be contested by the Company or any governmental agency or authority, or the Company shall deny that it has any or further liability or obligation under the Reimbursement Agreement; or

          (viii) (a) the Company or any Subsidiary of the Company shall fail to make any payment of any amount in respect of any Obligations, or to make any payment of any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in such agreement or instrument relating to such Obligations;

               (b) any other default under any agreement or instrument relating to any Obligations of the Company or any Subsidiary of the Company, or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is to accelerate, (other than by a specified mandatory redemption provision in connection with pollution control bonds unrelated to any default or event of default with respect thereto), the maturity of any Obligations and if the total of all such Obligations which (x) have become due and not been paid under clause (viii)(a) and (y) have been accelerated under this clause (viii)(b) shall exceed $10,000,000 in the aggregate;

               (c) if any EOL Term Advances or DLE Term Advances are outstanding, Entergy shall fail to make any payment of any amount in respect of any of its Obligations the aggregate principal amount of which is greater than $25,000,000, or to make any payment of any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in such agreement or instrument relating to such Obligations;

               (d)  if any EOL Term Advances or DLE Term Advances
     are outstanding, any other default under any agreement or instrument relating to any Obligations of Entergy the aggregate principal amount of which is greater than $25,000,000, or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is to accelerate (other than by a specified mandatory redemption provision in connection with pollution control bonds unrelated to any default or event of default with respect thereto) the maturity of any Obligations and if the total of all such Obligations which
     (x) have become due and not been paid under clause (viii)(c) and (y) have been accelerated under this clause (viii)(d) shall exceed $25,000,000 in the aggregate; or

               (e) any Obligations of the Company or any Subsidiary of the Company the aggregate principal amount of which is greater than $10,000,000, or if any EOL Term
     Advances or DLE Term Advances are outstanding, any Obligations of Entergy the aggregate principal amount of which is greater than $25,000,000, in any case shall be declared due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment or a specified mandatory redemption provision in connection with pollution control bonds unrelated to any default or event of default with respect thereof) prior to the stated maturity thereof; or

          (ix) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (a) relief in respect of the Company, any Significant Operating Company or Significant Operating Group or of a substantial part of its or their property or assets, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law,
     (b) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for such company or group, or for a substantial part of its or their property or assets, or (c) the winding-up or liquidation of the Company or any Significant Operating Company or Significant Operating Group; and such proceeding or petition shall continue undismissed for 60 days, or an order or decree approving or ordering any of the foregoing shall be entered; or

          (x) the Company or any Significant Operating Company or Significant Operating Group shall (a) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law,
     (b) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in (ix) above, (c) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for such company or companies, or for a substantial part of its or their property or assets, (d) file an answer admitting the material allegations of a petition filed against it or them in any such proceeding, (e) make a general assignment for the benefit of creditors, (f) become unable, admit in writing its or their inability or fail generally to pay its or their debts as they become due or (g) take any action for the purpose of effecting any of the foregoing; or

          (xi) any judgment or order for the payment of money exceeding any applicable insurance coverage by more than $10,000,000 shall be rendered against the Company or any Subsidiary of the Company and shall remain undischarged or unstayed for 30 days and enforcement proceedings shall have been commenced by any creditor upon such judgment or order; or

          (xii) within 30 days after the reporting of any Termination Event to the Administrating Bank, the
     Administrating Bank shall have notified the Company in writing that the Required Banks have made a reasonable determination that, on the basis of such Termination Event, the financial condition of the Company is, or could reasonably be expected to become, materially and adversely affected; or

          (xiii) the Reimbursement Agreement or any Collateral Agreement shall for any reason cease to be, or be asserted by either the Company, Entergy, or any Operating Company not to be, a legal, valid and binding obligation of the Company, Entergy or the Operating Companies, enforceable in accordance with its terms, or the security interest or lien purported to be created by any Collateral Agreement shall for any reason cease to be, or be asserted by the Company not to be, a valid, first priority perfected security interest (subject to no liens, except liens not prohibited by Section 12(e) of the Reimbursement Agreement) in the Collateral as defined under each such agreement; or

          (xiv) Entergy shall cease to own, directly or indirectly, free and clear of all Liens whatsoever, all of the common stock equity and all of the voting stock of any of the Company, EAI, ELI, EMI or ENOI (other than preferred stock which has only limited voting rights upon default); or

          (xv) any change in Applicable Law or any Governmental Action (including revocation or modification of any required regulatory approval) shall occur which adversely affects, in other than immaterial ways, (I) the obligations or ability of the Company, Entergy, any Operating Company, any Owner Trustee, the Indenture Trustee, any Owner Participant, the Funding Corporation, the Funding Bank, the Administrating Bank, any Participating Bank or any Participant to make any required payment under, or otherwise to perform, or the right or ability of any such Person to enforce its rights under, the Reimbursement Agreement, any of the Transaction Documents or any of the Collateral Agreements or (II) the value of the Collateral Agreements or the Lease Indenture Estate, unless such result can be avoided by action which is within the control of and can be taken by a Bank or Participant within a reasonable period of time, and which is not adverse to the interests of or onerous to such bank (and each Bank and Participant covenants with each other Bank and Participant to take any such action); or

          (xvi) the SEC Approval Date shall not have occurred within 15 months after the Date of Issuance, unless (a) each Bank shall have consented, in its sole and absolute discretion, pursuant to Section 14 of the Reimbursement Agreement, to an extension beyond such 15th month, of the period in which the SEC Approval Date may occur and shall have stipulated such extended period, or (b) the Company shall have posted, and shall maintain, cash collateral with the Administrating Bank in an amount equal to the aggregate Maximum Available Credit Amount, as the same may be increased in accordance with the terms of this Letter of Credit.

          Capitalized terms used herein and not otherwise defined herein have the meanings given to them in the Letter of Credit.

                                                        EXHIBIT B

                    Form of Notice of Drawing


[Company/Participating Bank]
[Address]



Dear Sirs:

          Reference   is   made   to  that  certain   Irrevocable
Transferable   Letter  of  Credit  bearing   Letter   of   Credit
No.          dated ______________, which has been established  by
us in favor of [insert name(s) of beneficiar(ies)].

          We   have   received  (i)  a  draft  for   payment   of
U.S.  $           on  [insert  date  to  be  paid]  and  (ii)   a
Certificate for [a Partial Draw/a Final Draw] from [insert name of beneficiary presenting draft and certificate].

          On  [insert date of payment], we paid such draft in the
amount of U.S. $              .

          [Insert  the  following in the  case  of  notice  to  a
Participating  Bank:  Your pro rata share of such drawing  (based
upon your Participation Percentage) is $         .]

          Capitalized terms used herein and not otherwise defined herein shall have the meanings given to them in the Letter of Credit.

                         THE BANK OF TOKYO-MITSUBISHI, LTD.,
                         Los Angeles Branch

                         By  ____________________________
                             Title:

                                                       SCHEDULE 1

Participating Bank                   Participation Percentage

The Chase Manhattan Bank                      15.8%
Union Bank of California, N.A.                15.8%
The Bank of New York                          15.0%
The Bank of Nova Scotia                       15.0%
Bank One, NA (Main Office Chicago)            15.0%
Toronto-Dominion (Texas), Inc.                10.4%
Bank Hapoalim B.M.                             7.8%
CIBC, Inc.                                     5.2%

                                                       SCHEDULE 2

                    Beneficiaries and Amounts
                of Letters of Credit to Be Issued


                        LETTERS OF CREDIT

Beneficiary:

RCMC I, Inc.
1300 Market Street
Suite 405
Wilmington, Delaware 19801

Attn:  Eileen A. Moran, Vice President

Maximum Credit Amount:  $156,885,463.65

Initial Maximum Drawing Amount:  $148,719,125.41

Applicable Period                            Maximum Drawing Amount
From December 20, 1999 to and including        $148,719,125.41
January 15, 2000
From January 15, 2000 to and including July    $150,029,763.80
15, 2000
From July 15, 2000 to and including January    $151,224,418.23
15, 2001
From January 15, 2001 to and including July    $152,346,332.82
15, 2001
From July 15, 2001 to and including January    $153,423,864.45
15, 2002
From January 15, 2002 to and including July    $154,530,917.29
15, 2002
From July 15, 2002 to and including            $155,684,141.81
January 15, 2003
From January 15, 2003 to and including March   $156,885,463.65
20, 2003

                                                     SCHEDULE 2-2

Beneficiary:

Textron Financial Corporation
40 Westminster Street
Providence, Rhode Island 02940

Attn:  General Counsel

Maximum Credit Amount:  $36,061,469.99

Initial Maximum Drawing Amount:  $34,946,720.11

Applicable Period                              Maximum Drawing
                                               Amount
From December 20, 1999 to and including          $34,946,720.11
January 15, 2000
From January 15, 2000 to and including July      $34,847,843.95
15, 2000
From July 15, 2000 to and including January      $35,125,753.86
15, 2001
From January 15, 2001 to and including July      $35,374,378.01
15, 2001
From July 15, 2001 to and including January      $35,587,278.43
15, 2002
From January 15, 2002 to and including July      $35,770,945.50
15, 2002
From July 15, 2002 to and including              $35,921,003.67
January 15, 2003
From January 15, 2003 to and including March     $36,061,469.99
20, 2003